[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.42

Execution Version

AMENDED AND RESTATED

MASTER ENERGY SERVER PURCHASE AGREEMENT

between

BLOOM ENERGY CORPORATION

as Seller

and

2012 V PPA PROJECT COMPANY, LLC

as Buyer

dated as of December 21, 2012

ARTICLE I. DEFINITIONS		1

Section 1.1	Definitions	1

Section 1.2	Other Definitional Provisions	14

ARTICLE IA. AMENDED AND RESTATED MASTER ENERGY SERVER PURCHASE AGREEMENT		15

Section 1A.1	Confirmation of Amendment and Restatement	15

ARTICLE II. PURCHASE AND SALE		15

Section 2.1	Purchase Orders	15

Section 2.2	Payment of Purchase Price	16

Section 2.3	Purchase and Sale of Bloom Systems	18

Section 2.4	PPA Termination and Re-Purchase of Bloom Systems	18

ARTICLE III. DELIVERY AND INSTALLATION OF SYSTEMS AND BALANCE OF FACILITIES		19

Section 3.1	Access to Site	19

Section 3.2	Physical Delivery of Bloom Systems	19

Section 3.3	Delivery of Balance of Facility; Installation of Bloom Systems	20

Section 3.4	Commissioning; Commencement of Operations	22

Section 3.5	Insurance	23

Section 3.6	Disposal; Right of First Refusal	23

Section 3.7	Buyer’s Lender	23

Section 3.8	Access; Cooperation	23

Section 3.9	Performance Standards	23

Section 3.10	Appointment of Independent Engineer	24

ARTICLE IIIA. PPA OBLIGATIONS		24

Section 3A.1	Obligations of Seller Related to PPAs	24

Section 3A.2	[***] PPA	25

Section 3A.3	[***] PPA	26

ARTICLE IIIB. CORRESPONDING ENTITLEMENTS		27

Section 3B.1	Definition of Corresponding Entitlements	27

Section 3B.2	Rights in Respect of Corresponding Entitlements	27

[***] Confidential Treatment Requested

i

(continued)

(continued)

(continued)

Section 11.15	Independent Contractors	54

Section 11.16	Limitation on Export	54

Section 11.17	Time of Essence	54

Section 11.18	No Rights in Third Parties	54

Section 11.19	Co-ordination with Operator under O&M Agreement	54

ANNEXES

Annex A	Minimum Power Product Example Calculation
Annex B	Insurance
Annex C	Capacity Warranty Claim Example Calculation and Amounts Payable

EXHIBITS

Exhibit A	Form of Purchase Order
Exhibit B	Form of Bill of Sale
Exhibit C	[Reserved]
Exhibit D	Form of Certification of Installation
Exhibit E	Form of Independent Engineer Certification of Commissioning

AMENDED AND RESTATED MASTER ENERGY SERVER PURCHASE AGREEMENT

This AMENDED AND RESTATED MASTER ENERGY SERVER PURCHASE AGREEMENT (this “Agreement”), dated as of December 21, 2012 (the “Agreement Date”), is entered into by and between BLOOM ENERGY CORPORATION, a Delaware corporation (“Seller”), and 2012 V PPA PROJECT COMPANY, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are referred to in this Agreement individually, as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, Seller is in the business of designing, constructing and installing on-site solid oxide fuel cell power generating systems capable of being powered by renewable fuels;

WHEREAS, Buyer is a company formed at the direction of Seller for the purpose of purchasing and owning Bloom Systems for the generation of electricity and sale of electricity and capacity generated by the Bloom Systems; and

WHEREAS, Buyer desires to purchase, and Seller desires to sell, Bloom Systems which will have an aggregate Baseload Capacity of up to 7.2 MW, and which Bloom Systems will be installed in certain Facilities in California when and as the conditions to such installation are met as provided in this Agreement.

WHEREAS, Buyer and Seller previously entered into that certain Master Energy Server Purchase Agreement, dated as of August 23, 2012 (“Existing MESPA”), and now wish to amend and restate that agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

AGREEMENT

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, capitalized terms not otherwise defined shall have the meanings set forth below:

“Actual kWh” means the actual energy output in kWh produced by each Bloom System and aggregated together.

“Administrative Services Agreement” means the Administrative Services Agreement dated as of the Agreement Date among Seller, Buyer and 2012 V PPA HoldCo, LLC, a Delaware limited liability company.

“Affiliate” of any Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, provided that neither Buyer’s Lender nor the Class A Member shall be considered an Affiliate of either Party.

“Agreement” is defined in the preamble.

“Agreement Date” is defined in the preamble.

“Appraisal Procedure” means within fifteen (15) days of a Party invoking the procedure described in this definition the Buyer and the Seller shall engage a Qualified Appraiser, mutually acceptable to them, to determine the Fair Market Value of a Bloom System.

[***] means [***] a California corporation.

“[***] Fleet” means all Bloom Systems owned by Buyer and purchased under this Agreement for installation pursuant to the [***] PPA that have been Placed in Service.

“[***] PPA” means that certain Power Purchase Agreement by and between Buyer and [***], dated as of June 29, 2012, as amended by the First Amendment thereto, dated September 26, 2012, and as superseded by that certain Energy System Use Agreement, dated as of December 19, 2012, and as may be further amended from time to time.

“Baseload Capacity” means, with respect to a Bloom System, the “Baseload Capacity” set forth on the applicable specification sheet provided by the manufacturer of such Bloom System.

“Bill of Sale” means a bill of sale in substantially the form attached hereto as Exhibit B.

“Bloom Systems” means all on-site solid oxide fuel cell power generating systems capable of being powered by renewable fuels designed, constructed and installed by Seller which will have an aggregate Baseload Capacity of up to 7.2 MW and which will be installed in the Facilities, and “Bloom System” means each such system.

“Bloom System Purchase Conditions” means for a relevant Bloom System that the Bloom System has not been Placed in Service, including specifically because the events described in clauses (2), (3), (4), (5)(a)(i) and 5(b)(i) of the definition of Placed in Service have not occurred, and that Commencement of Operations is reasonably expected to occur within [***] days following Delivery.

[***] Confidential Treatment Requested

“BOF” means, for each Site, the Electrical Interconnection Facilities, the natural gas supply facilities, the water supply facilities, the data communications facilities, the foundations for the Bloom Systems, and any other ancillary facilities and equipment installed in connection with the Facility at each Site and all other things ancillary to the Bloom Systems and required on or in the vicinity of the Site which are necessary to achieve Commencement of Operations at each such Site.

“BOF Work” is defined in Section 3.3(a).

“Business Day” means a day other than a Saturday, Sunday or other day on which banks in New York, New York, or San Francisco, California, are authorized or required to close.

“Buyer” is defined in the preamble.

“Buyer Default” is defined in Section 9.2.

“Buyer Indemnitee” is defined in Section 10.3.

“Buyer’s Lender” means PE12GVVC (Bloom PPA) Ltd., an Alberta limited liability corporation, and PE12PXVC (Bloom PPA) Ltd., an Alberta limited liability corporation, any trustee or agent acting on their behalf, and their permitted successors and assigns as referred to in the Loan Agreement.

“Calendar Quarter” means each period of three months ending on March 31, June 30, September 30, and December 31.

“Capacity Warranty” is the Quarterly Capacity Warranty and the One-Year Capacity Warranty as defined in Section 8.6.

“Capacity Warranty Period” means the Quarterly Capacity Warranty Period or the One-Year Capacity Warranty Period, as applicable.

“Claiming Party” is defined in Section 9.6.

“Class A Member” has the meaning set forth in the Holdco LLC Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commencement of Operations” means, with respect to any Facility, the completion and the performance of all of the following activities:

(a) each Bloom System comprising such Facility has been Delivered;

(b) each Bloom System comprising such Facility has been Placed in Service;

(c) each Bloom System comprising such Facility (i) has been attached to the load at the applicable Site and (ii) is performing at the Warranty Specifications (measured over a [***] and on a Facility-specific basis and not over the Look Back Period or on a Portfolio-specific basis as referenced in the definition of Warranty Specifications; provided that for this purpose the percentage in “Minimum Power Product” shall be deemed to be [***] rather than [***]

(d) Seller has performed and successfully completed all necessary acts under the applicable Interconnection Agreement (including performance testing) and has obtained permission from the applicable Person granting Buyer permission to interconnect such Facility with the distribution or transmission facilities of the Transmitting Utility;

(e) Seller shall have furnished a written certification, in the form attached hereto as Exhibit D from Seller addressed to Buyer with a copy to the Independent Engineer certifying, without any qualification, that Seller has installed each Bloom System comprising such Facility in accordance with the Performance Standards;

(f) Seller shall have provided to the Independent Engineer, on behalf of Buyer, all Documentation reasonably required by the Independent Engineer for the Bloom System to achieve commercial operation; and

(g) Seller shall have furnished a written certification from the Independent Engineer in the form of Exhibit E addressed to Buyer and to Buyer’s Lender certifying, without any qualification, that (i) such Facility’s installation and commissioning requirements pursuant to this Agreement have been successfully completed, (ii) such Facility has achieved commercial operation, (iii) Seller has installed all BOF Work necessary for the operation of such Facility, and (iv) each of the requirements set out in paragraphs (a) to (f) of this definition have been satisfied.

“Confidential Information” is defined in Section 6.1.

“Corresponding Entitlement” is defined in Section 3B.1.

“DDP (Incoterms 2010)” means Delivered Duty Paid (DDP) as such term is used in the International Rules for the Interpretation of Trade Terms (identified as “INCOTERMS® 2010”) as prepared by the International Chamber of Commerce.

“Deemed Delivered Energy” is defined in Section 8.11(a).

“Delivery” is defined in Section 2.3.

[***] Confidential Treatment Requested

“Delivery Date” means, with respect to each Bloom System, the date of Delivery as described in Section 2.3.

“Documentation” means all documentation, including testing, engineering, specification and operation and maintenance manuals, training materials, drawings, reports, standards, schematics, directions, samples and patterns in computer and readable form, which is necessary to meet the requirements of Section 3.4.

“ECCA” means that certain Equity Capital Contribution Agreement between Firstar Development, LLC and Clean Technologies III, LLC, dated as of the Agreement Date.

“Efficiency” means the quotient of E/F, where E = the electricity produced by the applicable Fleet, Facility or Bloom System, measured in BTUs (British Thermal Units) at a conversion rate of 3,412 BTUs per kWh, and F = the fuel consumed by such Fleet, Facility or Bloom System, as applicable, measured in BTUs on a lower heating value basis.

“Efficiency Warranty” has the meaning provided in Section 8.7.

“Efficiency Warranty Period” has the meaning provided in Section 8.7.

“Electrical Interconnection Facilities” means the equipment and facilities required to safely and reliably interconnect a Facility to the transmission system of the Transmitting Utility, including the collection system between each Bloom System, transformers and all switching, metering, communications, control and safety equipment, including the facilities described in any applicable Interconnection Agreement.

“Energy” means three-phase, 60-cycle alternating current electric energy constituting the Actual kWh.

“Existing MESPA” is defined in the recitals.

“Facility” means the Bloom Systems and the BOF at a Site.

“Fair Market Value” means, with respect to any Facility, Bloom System or part thereof, the price at which such asset would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of the relevant facts, and specifically with respect to the Facility or any portion thereof, as determined consistently with Section 4.05 of Revenue Procedure 2007-65.

“FERC” means the Federal Energy Regulatory Commission and any successor.

“Fleet” means the [***] Fleet and the [***] Fleet.

[***] Confidential Treatment Requested

“Force Majeure Event” means any event or circumstance that (a) prevents a Party from performing its obligations under this Agreement; (b) was not reasonably foreseeable by such Party; (c) was not within the reasonable control of, or the result of the negligence of such Party or a breach of this Agreement by such Party; and (d) such Party is unable to reasonably mitigate, avoid or cause to be avoided with the exercise of due diligence. “Force Majeure Events” shall include failure or interruption of performance due to: an act of God, civil or military authority, war, civil disturbances, terrorist activities, fire, explosions, the external power delivery system (a/k/a the grid) being out of the required specifications or totally failing (a/k/a brownout or blackout), or electric grid curtailment. Force Majeure Event does not include the lack of economic resources of a Party, Seller’s failure to design and construct the Bloom Systems and the BOF so as to meet the respective warranties hereunder, or the gas supplier’s failure to comply with gas delivery, quality or pressure requirements. If an event or circumstance gives rise to a Force Majeure Event as defined herein under this Agreement, but such event or circumstance does not also constitute a ‘Force Majeure Event’ as defined under the [***] PPA or [***] PPA or both, as applicable depending on which Facilities are affected, then for the purposes of any rights and obligations of the parties under this Agreement that relate to corresponding rights or obligations under the [***] PPA or [***] PPA (as the case may be) such event or circumstance will not constitute a Force Majeure Event under this Agreement.

“Funding Date” means either the Initial Funding Date or the True Up Funding Date, as applicable.

“Governmental Approvals” means (a) any authorizations, consents, approvals, licenses, rulings, permits, tariffs, rates, certifications, variances, orders, judgments, decrees by or with a relevant Governmental Authority and (b) any required notice to, any declaration of, or with, or any registration or filing by, or with, any relevant Governmental Authority.

“Governmental Authority” means any foreign, federal, state, local or other governmental, regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, court, tribunal, arbitrating body or other governmental authority.

“Guidance” means the guidance issued on July 9, 2009, by the United States Department of the Treasury for payments for specified energy property in lieu of tax credits under the American Recovery and Reinvestment Act of 2009 (as updated on March 15, 2010 and in April 2011), the Frequently Asked Questions and Answers issued by the United States Department of the Treasury on January 8, 2010 and June 25, 2010, as updated in April 2011, and any other guidance or clarification, addition or supplement thereto issued by the United States Department of the Treasury or any other Governmental Authority.

“Holdco LLC Agreement” means that certain Amended and Restated Operating Agreement of 2012 V PPA Holdco, LLC to be entered into at a later date.

[***] Confidential Treatment Requested

“Indemnifiable Loss” means any claim, demand, suit, loss, liability, damage, obligation, payment, cost or expense (including the cost and expense of any action, suit, proceeding, assessment, judgment, settlement or compromise relating thereto and reasonable attorneys’ fees and reasonable disbursements in connection therewith).

“Indemnified Party” is defined in Section 10.4.

“Indemnifying Party” is defined in Section 10.4.

“Independent Engineer” means SAIC Energy, Environment & Infrastructure, LLC or such other Person mutually agreed upon by the Parties in writing.

“Initial Funding Date” is defined in the ECCA.

“Intellectual Property” shall mean any or all of the following and all rights therein, whether arising under the laws of the United States or any other jurisdiction (i) all patents and patent applications (and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof), patent disclosures and inventions (whether patentable or not); (ii) all trade secrets, know-how and confidential and proprietary information; (iii) all copyrights and copyrightable works (including computer programs) and registrations and applications therefor and any renewals, modifications and extensions thereof; (iv) all moral and economic rights of authors and inventors, however denominated, throughout the world; (v) unregistered and registered design rights and any registrations and applications for registration thereof; (vi) trademarks, service marks, trade names, service names, brand names, trade dress, logos, slogans, corporate names, trade styles, domain names and other source or business identifiers, whether registered or not, together with all applications therefor and all extensions and renewals thereof and all goodwill associated therewith; (vii) semiconductor chip “mask” works, and registrations and applications for registration thereof, (viii) database rights; (ix) all other forms of intellectual property, including waivable or assignable rights of publicity or moral rights; and (x) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

“Interconnection Agreement” means an agreement between the PPA Customer (or the Buyer (as required)) and the applicable Transmitting Utility regarding interconnection of a Facility to the transmission or distribution system of such Transmitting Utility.

“Interconnection Point” means, with respect to each Facility, the point at which title and risk of loss with respect to the electricity produced by such Facility passes to the applicable PPA Customer.

“IP Infringement Liability Cap” means the greater of (i) the aggregate Purchase Price of all Bloom Systems; and (ii) any liability cap that limits the Seller’s liability for any infringement of any third party intellectual property which is agreed in writing by the Seller and any other purchaser of a Bloom system at any time after the date of this Agreement.

“IP License” has the meaning provided in Section 7.1.

“IRS” means the Internal Revenue Service.

“kW” means kilowatt.

“kWh” means kilowatt-hour.

“Legal Requirement” means any law, statute, act, decree, ordinance, rule, directive (to the extent having the force of law), tariff, order, treaty, code or regulation or any interpretation of any of the foregoing, as enacted, issued or promulgated by any Governmental Authority, including all amendments, modifications, extensions, replacements or re-enactments thereof, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Liens” means any lien, security interest, mortgage, hypothecation, encumbrance or other restriction on title or property interest.

“Loan Agreement” means the agreement between the Buyer and the Buyer’s Lender or thereafter any subsequent, additional or alternative lenders pursuant to which the Buyer’s Lender provides finance or enters into a funding arrangement with Buyer to finance all or part of the costs of the Purchase Price of the Bloom Systems.

“Look Back Period” means, with respect to a Bloom System, each calendar year.

“Maximum Liability” means, with respect to Seller, the aggregate Residual Value of the Portfolio as of such date, and with respect to Buyer, [***] ($[***]); provided that a reduction in the Maximum Liability of Seller shall never result in a requirement for Buyer or any Buyer Indemnitee to return any money to Seller. Maximum Liability will be determined on an aggregate basis between this Agreement and the O&M Agreement.

“Minimum Efficiency Level” means (i) an Efficiency quotient of [***] measured over the Efficiency Warranty Period and (ii) for the purposes of each PPA, an efficiency quotient meeting the requirements under the [***] PPA and the [***] PPA (as the case may be) and measured at the times required therein.

“Minimum kWh” means the product of (x) the number of hours in the applicable Capacity Warranty Period minus the number of hours for each Bloom System at the applicable Site or in the Portfolio, as applicable, as of the last day of the applicable Capacity Warranty Period following Commencement of Operations with respect to such Bloom System when each such Bloom System (i) was subject to a Force Majeure Event,

[***] Confidential Treatment Requested

(ii) was not delivering Energy because of a failure to perform by the applicable PPA Customer, except to the extent caused or contributed to by Seller or its employees, agents, subcontractors or representatives, or (iii) was required by a Legal Requirement (which for this purpose shall include any utility requirement) to be disconnected from the distribution or transmission facilities of the Transmitting Utility or otherwise required not to deliver Energy as the result of a Legal Requirement or action by or a directive from the applicable Transmitting Utility with respect to such Bloom System (e.g., due to a grid event), except to the extent caused or contributed to by Seller or its employees, agents, subcontractors and representatives, and (y) the Minimum Power Product for the applicable Capacity Warranty Period.

“Minimum Power Product” means (1) when this term is used for the Quarterly Capacity Warranty, the aggregate Baseload Capacity of the Bloom Systems incorporated into the applicable Facility for the applicable Capacity Warranty Period multiplied by [***] and (2) when this term is used for the One-Year Capacity Warranty, the aggregate Baseload Capacity of the Bloom Systems in the Portfolio in kW for the applicable Capacity Warranty Period multiplied by [***] An example of a calculation of the Minimum Power Product is set forth in Annex A.

“MW” means megawatt.

“O&M Agreement” means the Master Operation and Maintenance Agreement, dated on or about the Agreement Date, between Seller and Buyer, providing for the maintenance and extended warranty of the Bloom Systems sold to Buyer under this Agreement.

“One-Year Capacity Warranty” has the meaning provided in Section 8.6.

“One-Year Capacity Warranty Period” means, with respect to a Bloom System, each calendar year following the Commencement of Operations of the Facility into which such Bloom System is incorporated (or, in the case of the calendar year in which delivery of a Bloom System has occurred, the portion of such calendar year commencing on the date such Facility achieved Commencement of Operations).

“One-Year Warranty Cap” has the meaning provided in Section 8.3(d).

“Operator” means the operation and maintenance contractor for the Bloom Systems, which at the date of this Agreement is the “Operator” as defined in the O&M Agreement.

“Party” and “Parties” have the meanings set forth in the preamble.

“Performance Standards” has the meaning provided in Section 3.9.

“Permits” means all Governmental Approvals that are necessary under applicable Legal Requirements, this Agreement, or the O&M Agreement to have been obtained at such time in light of the stage of development of the Portfolio to site, construct, test, operate,

[***] Confidential Treatment Requested

maintain, repair, lease, own or use each Facility as contemplated in this Agreement or the O&M Agreement, to sell electricity from the Portfolio or for a Party to enter into this Agreement or to consummate any transaction contemplated hereby, in each case in accordance with all applicable Legal Requirements.

“Permitted Liens” means any (a) Liens that are released or otherwise terminated at or prior to the Delivery Date of the encumbered assets; (b) obligations or duties to any Governmental Authority arising in the ordinary course of business (including under licenses and Permits held by Buyer and under all applicable laws, rules, regulations and orders of any Governmental Authority); (c) obligations or duties under easements, leases or other property rights; (d) Liens in favor of Buyer’s Lender; and (e) any other Liens agreed to in writing by Seller and Buyer.

“Person” means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or governmental entity or any department or agency thereof.

“Physical Delivery” means for each Bloom System, physical delivery of such Bloom System to its Site.

“Physical Delivery Date” means for each Bloom System, the date of Physical Delivery.

“Placed in Service” means, with respect to any Bloom System, the completion and performance of all of the following activities: (1) obtaining the necessary licenses and Permits for the operation of such Bloom System and the sale of power generated by the Bloom System in accordance with clause (4) of this definition, (2) completion of critical tests necessary for the proper operation of such Bloom System in accordance with clause (4) of this definition, (3) synchronization of such Bloom System onto the electric distribution and transmission system of the applicable Transmitting Utility, (4) the commencement of regular, continuous, daily operation of such Bloom System, and (5) (a) for each Bloom System that is intended to be part of the [***] portion of the Portfolio, (i) the Interconnection Notice (under and as defined in the [***] PPA) has been received by [***] and the date specified in such Interconnection Notice for the “Commencement of Operations” has occurred, and (ii) the Independent Engineer is reasonably satisfied that [***] has not disputed “Commencement of Operations” for those Bloom Systems; and (b) for each Bloom System that is intended to be part of the [***] portion of the Portfolio (i) the Completion Notice (under and as defined in the [***] PPA) has been received by [***] and the “Commercial Operation Date” under Section 3.3(c) of the [***] PPA has occurred and (ii) the Independent Engineer is reasonably satisfied that [***] has not disputed that such “Commercial Operation Date” has occurred for those Bloom Systems.

“Portfolio” means, on an aggregate basis, all Bloom Systems owned by Buyer that are purchased pursuant to this Agreement and that have been Placed in Service.

[***] Confidential Treatment Requested

“Portfolio Warranty” is defined in Section 8.1.

“PPA” means each of the [***] PPA and the [***] PPA.

“PPA Customer” means each non-Buyer counter-party to a PPA.

“PPA Warranties” has the meaning provided in Section 8.9.

“Prudent Electrical Practices” means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by a significant portion of the grid-tied electrical generation industry operating in the United States as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such electrical generating facility, including any applicable practices, methods, acts, guidelines, standards and criteria of FERC and all applicable Legal Requirements.

“Purchase Order” means a purchase order for Bloom Systems to be purchased by Buyer in substantially the form of Exhibit A.

“Purchase Price” means a purchase price for each Bloom System, based on the Baseload Capacity for such Bloom System, calculated at $[***] per kW, plus any Taxes for the account of Buyer under Section 2.2(d) in respect of such Bloom System.

“Qualified Appraiser” means a nationally recognized third-party appraiser reasonably acceptable to Buyer and Seller which shall (i) be qualified to appraise power systems similar to the Bloom Systems, and/or experienced in such businesses in the general geographic region of the relevant Facility, (ii) have been engaged in the appraisal or business valuation and consulting business for a period of not less than five years, and (iii) not be associated with either Buyer or Seller or any Affiliate thereof.

“Quarterly Capacity Warranty” has the meaning provided in Section 8.6.

“Quarterly Capacity Warranty Period” means, with respect to a Bloom System, each Calendar Quarter following the Commencement of Operations of the Facility into which such Bloom System is incorporated (or, in the case of the Calendar Quarter in which delivery of a Bloom System has occurred, the portion of such Calendar Quarter commencing on the date such Facility achieved Commencement of Operations).

“Quarterly Warranty Cap” has the meaning provided in Section 8.3(d).

“REC Agreement” means the agreement between the Seller and the Buyer titled REC PURCHASE AND SALE AGREEMENT dated on or around the Agreement Date providing for the sale of renewable energy certificates by the Seller to the Buyer for the purpose of the Seller enabling the Buyer to comply with the [***] PPA including under Section 5.3(a) of the [***] PPA.

[***] Confidential Treatment Requested

“Recoverable Amount” has the meaning provided in Section 3B.2(f).

“Refund Value” means, with respect to any Bloom System (including any Underperforming System), the Residual Value of such Bloom System, as calculated as of the date that Seller becomes obligated to refund such amount to Buyer.

“Representatives” of a Party means such Party’s authorized representatives, including its professional and financial advisors.

“Residual Value” means, for any Bloom System, the greater of (a) the Fair Market Value of that Bloom System (as determined under the Appraisal Procedure if the Buyer and Seller cannot agree as to that Fair Market Value within [***] days), and (b) 100% of the Purchase Price for such Bloom System until the first anniversary of Commencement of Operations of the Facility into which such Bloom System is incorporated, declining by [***] (i.e. [***]) on each anniversary of such date thereafter (for example, on the fifth anniversary of Commencement of Operations, the Residual Value will be [***]% of the Purchase Price).

“Revenue Account” is defined in the Loan Agreement.

“SCADA” means the supervisory control and data acquisition systems.

“Seller” is defined in the preamble.

“Seller Default” is defined in Section 9.1.

“Seller Indemnitee” is defined in Section 10.2.

“Service Provider” means an operation and maintenance contractor appointed by the Operator (as defined in the O&M Agreement) and approved by the Owner (as defined in the O&M Agreement) pursuant to the terms of the O&M Agreement.

“SGIP Proceeds Account” is defined in the Loan Agreement.

“Shortfall Event License” means the Intellectual Property license issued by the Seller to the Buyer titled ‘INTELLECTUAL PROPERTY LICENSE’ and dated on or around the Agreement Date.

“Site” means the parcel of land leased or licensed from a PPA Customer to Buyer under a Site Lease and all easements appurtenant, easements in gross, license agreements and other rights running in favor of Buyer which provide access to the applicable Facility.

[***] Confidential Treatment Requested

“Site Lease” means an agreement between Buyer and a PPA Customer regarding the lease, license, or similar contractual arrangement providing Buyer with the right of access to a Site for the purposes of performing Buyer’s obligations pursuant to the applicable PPA. If Buyer’s right of access to a Site is contained within a PPA, then the term “Site Lease”, with respect to such Site, shall mean the provisions for access to that Site contained in such PPA.

“Site Preparation Services” means preparing each Site for installation of a Facility, obtaining the required Permits to construct, operate and maintain the Facility, and providing for gas interconnection facilities, the Electrical Interconnection Facilities and any other ancillary facilities and equipment between the Bloom Systems and the applicable Transmitting Utility and otherwise performing the tasks required to prepare each Site for the Facility at the Site to attain Commencement of Operations.

“Software” shall mean all computer software that is necessary for Buyer to own and operate the Systems in compliance with the terms of this Agreement and the PPAs.

“Software License” is defined in Section 7.2.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any taxes, customs, duties, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, net worth, employment, occupation, payroll, withholding, social security, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount attributable thereto; and

(ii) any liability for the payment of amounts with respect to payment of a type described in clause (i), including as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

“Third Party Claim” means any claim, action, or proceeding made or brought by any Person who is not (a) a Party to this Agreement, or (b) an Affiliate of a Party to this Agreement (and that is not a claim based on breach by the Indemnified Party of its obligations under this Agreement).

“Transaction Documents” means this Agreement, the O&M Agreement, the Administrative Services Agreement, the REC Agreement and the Shortfall Event License.

“Transmitting Utility” means, with respect to a Facility, the local electric utility company in whose territory the Facility is located.

“True Up Funding Date” is defined in the ECCA.

“Underperforming System” has the meaning set forth in Section 8.3(d).

[***] means [***] Stores, Inc.

“[***] Fleet” means all Bloom Systems owned by Buyer and purchased under this Agreement for installation pursuant to the [***] PPA that have been Placed in Service within a single United States state.

“[***] PPA” means that certain Fuel Cell Power & Services Agreement by and between Buyer and [***] dated as of July 24, 2012, as amended by Amendment No. 1 thereto, dated as of August 24, 2012, and superseded by the Amended and Restated Master Fuel Cell Power & Services Agreement between Buyer and [***] with respect to the Bloom Systems described herein, dated as of December 11, 2012, and as may be further amended from time to time.

“Warranty Period” means, for each Bloom System, the period beginning on the date of Commencement of Operations of the Facility into which such Bloom System and BOF is incorporated and ending on the first anniversary of such date.

“Warranty Specifications” means the Capacity Warranty and the Efficiency Warranty.

Section 1.2 Other Definitional Provisions.

(a) As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, financial and accounting terms not defined in this Agreement or in any such certificate or other document, and financial and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, will have the respective meanings given to them under GAAP. To the extent that the definitions of financial and accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document will control.

(b) The words “hereof”, “herein”, “hereunder”, and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references contained in this Agreement are references to Sections in this Agreement unless otherwise specified. The term “including” will mean “including without limitation”.

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(c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(d) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means (unless otherwise indicated herein) such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

(e) Any references to a Person are also to its permitted successors and assigns.

ARTICLE IA.

AMENDED AND RESTATED MASTER ENERGY SERVER PURCHASE AGREEMENT

Section 1A.1 Confirmation of Amendment and Restatement.

(a) This Agreement shall (i) amend and restate the Existing MESPA in its entirety as of the Agreement Date on the terms and subject to conditions set forth herein, and (ii) not constitute a novation of the obligations and liabilities existing under the Existing MESPA.

(b) From and after the Agreement Date, the Existing MESPA and any rights or obligations under the Existing MESPA shall be of no further force or effect and each Party is released from all claims, obligations and liabilities under or in connection with the Existing MESPA.

ARTICLE II.

PURCHASE AND SALE

Section 2.1 Purchase Orders.

(a) Buyer may, from time to time, submit Purchase Orders to Seller for the purchase of Bloom Systems (not to exceed, in the aggregate, 7.2 MW in Baseload Capacity) in accordance with the terms hereof. So long as no Buyer Default has occurred and is continuing hereunder, Seller shall promptly accept each such Purchase Order by countersigning and returning it to Buyer; provided that the failure of Seller to countersign or return to Buyer a Purchase Order shall not invalidate such Purchase Order and Seller shall be obligated to deliver the Bloom System under such Purchase Order as contemplated by this Agreement.

(b) Each Purchase Order shall specify, among other details required by the terms thereof, (i) the aggregate Baseload Capacity of Bloom Systems ordered, (ii) the Sites to which such Bloom System shall be delivered, (iii) the aggregate Baseload Capacity to be delivered to each Site, and (iv) the requested Physical Delivery Date for the Bloom System.

Section 2.2 Payment of Purchase Price. For each Bloom System for which Buyer has submitted a Purchase Order:

(a) Seller shall invoice Buyer for payment of the Purchase Price for such Bloom System as follows:

(i) upon the Physical Delivery Date of the Bloom System, [***] of the Purchase Price (including 100% of the Taxes included in the Purchase Price) for each Bloom System for which Physical Delivery has occurred; and

(ii) upon Commencement of Operations for the Facility into which each Bloom System is incorporated, [***] of the Purchase Price (excluding all Taxes included in the Purchase Price) for such Bloom System.

(b) [Reserved].

(c) Each invoice shall include the following information for each applicable Bloom System:

(i) the Site on which the Bloom System is installed or will be installed;

(ii) the serial number, Baseload Capacity and purchase order number;

(iii) the Purchase Price, including details of (x) all amounts previously paid towards or credited against the Purchase Price, and (y) all amounts remaining due and payable on the Purchase Price;

(iv) the Physical Delivery Date or expected Physical Delivery Date, as applicable;

(v) the date of Delivery or expected date of Delivery, as applicable;

(vi) for each invoice provided upon Commencement of Operations for a Facility, a copy of the written certification by the Independent Engineer for that Facility as required by paragraph (g) of the definition of ‘Commencement of Operations’; and

(vii) such other information as Buyer may reasonably request.

(d) Buyer shall pay all state and local sales, use or other transfer Taxes required to be paid by Buyer and attributable to the transfer of the Bloom System to

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Buyer, except that Seller shall be responsible for and pay any Taxes arising as a result of any components of such Bloom Systems or any Bloom Systems being acquired from a source outside of the United States.

(e) Payments of the portion of Purchase Price set forth in Section 2.2(a)(i) for a Bloom System may be paid upon or after the date of receipt by Buyer of an invoice pursuant to Section 2.2(a)(i) with respect to a Bloom System and will be due [***] Business Days following both (i) the next Funding Date for the Bloom System following the receipt by Buyer of an invoice pursuant to Section 2.2(a)(i) with respect to a Bloom System, and (ii) the date of certification to Buyer that on the date of Physical Delivery of the Facility into which such Bloom System is incorporated, the Bloom System Purchase Conditions were true and correct. Interest shall accrue daily on sums not paid when due, at the lesser of a monthly rate of one and five-tenths percent (1.5%) or the highest rate permissible by law on the unpaid balance.

(f) Final payments of the Purchase Price set forth in Section 2.2(a)(ii) may be paid upon or after the date of receipt by Buyer of an invoice pursuant to Section 2.2(a)(ii) with respect to a Bloom System and will be due [***] Business Days following the latest of (i) the next Funding Date following the receipt by Buyer of an invoice pursuant to Section 2.2(a)(ii) with respect to a Bloom System, (ii) the date of funding of the portion of the final payment of the Purchase Price set forth in Section 2.2(a)(ii) that is to be funded under the Loan Agreement and (iii) the date of certification to Buyer that Commencement of Operations of the Facility into which such Bloom System is incorporated has occurred. Interest shall accrue daily on sums not paid when due, at the lesser of a monthly rate of one and five-tenths percent (1.5%) or the highest rate permissible by law on the unpaid balance.

(g) If Buyer defaults in any payment when due for any Bloom System (other than with respect to amounts being disputed in good faith), Seller may, on not less than five (5) Business Days prior notice to Buyer, at its option and without prejudice to its other remedies, (i) suspend performance of its obligations hereunder for such Bloom System, or defer delivery of such Bloom System to Buyer and (ii) require that (until all such outstanding payment defaults have been cured) the payment of the portion of the Purchase Price for future Bloom Systems required under Section 2.2(a)(ii) above be made immediately prior to the delivery of such Bloom System, but Seller shall not be able to otherwise suspend performance of its obligations hereunder for other Bloom Systems for which no such default exists.

(h) Seller shall promptly pay all subcontractors working on the Bloom Systems delivered and installed under this Agreement. Seller shall discharge any Liens by such subcontractors within [***] days of receiving notice thereof. Seller shall release all Liens in favor of Seller on each Bloom System upon final payment of the Purchase Price for such Bloom System. After receipt of the portion of the Purchase Price for each Bloom System as provided in Section 2.2(a)(i), Seller will issue a statement of

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the balance of the Purchase Price for such Bloom System, being the amount which, once paid to Seller, will cause Seller to release its lien on the Bloom System. Seller hereby agrees that third parties, such as, without limitation, Buyer’s Lenders, may rely on each such statement.

(i) Notwithstanding the foregoing in this Section 2.2 or any other provision of this Agreement to the contrary, if Buyer (a) admits in writing its inability to pay its debts generally as they become due; (b) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof; (c) makes an assignment for the benefit of creditors; (d) consents to the appointment of a receiver of the whole or any substantial part of its assets; (e) has a petition in bankruptcy filed against it, and such petition is not dismissed within [***] days after the filing thereof; or if (f) a court of competent jurisdiction enters an order, judgment, or decree appointing a receiver of the whole or any substantial part of Buyer’s assets, and such order, judgment or decree is not vacated or set aside or stayed within [***] days from the date of entry thereof; or (g) under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Buyer’s assets and such custody or control is not terminated or stayed within [***] days from the date of assumption of such custody or control, then Seller shall have no obligation to deliver any Bloom System hereunder, or if Physical Delivery for a Bloom System has already occurred, Seller shall have the right to require immediate payment of any amount due under Section 2.2(a)(i) and the right to require that the final payment of the Purchase Price for such Bloom System be made promptly (but no earlier than Commencement of Operations of such Bloom System).

Section 2.3 Purchase and Sale of Bloom Systems. Upon the “Delivery Date” for a Bloom System as provided in the invoice described in Section 2.2(a)(i) above, which date in any case may not be earlier than when Physical Delivery occurs, nor any later than the date for which the Bloom System Purchase Conditions for the Bloom System are and remain true and correct, (i) Seller shall have sold, assigned, conveyed, transferred and delivered to Buyer, and Buyer shall have purchased, assumed and acquired from Seller, all of Seller’s right, title and interest in and to such Bloom System, (ii) the sale of such Bloom System shall occur, and (iii) Seller shall provide Buyer with (a) a Bill of Sale evidencing the same and (b) lien waivers from each subcontractor performing BOF Work at the applicable Site, stating that such subcontractor has been paid all amounts owed to it as of the date of the lien waiver (the foregoing being “Delivery”).

Section 2.4 PPA Termination and Re-Purchase of Bloom Systems. Subject to Section 9.7, in the event that (i) a PPA Customer terminates a PPA with respect to a Bloom System prior to its expiration, (ii) the applicable PPA Customer pays Buyer the termination value due under the applicable PPA, and (iii) Buyer has paid all amounts owed by it to Buyer’s Lender under the Loan Agreement in respect of the applicable PPA termination, then Seller shall be obligated to

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purchase from Buyer, and Buyer shall be obligated to sell to Seller, the Bloom System for which the PPA is being terminated for a purchase price of $[***] in consideration of Seller hereby agreeing to take all responsibilities to the applicable PPA Customer under the relevant PPA and otherwise for relocating, redeploying and paying the PPA Customer any moneys in relation thereto if applicable. The Seller hereby indemnifies Buyer against all claims made by, and liabilities to, the PPA Customer in respect of such Bloom System after such PPA termination. Title to such Bloom System shall transfer to Seller upon the date that Seller pays the purchase price of $[***] to Buyer.

ARTICLE III.

DELIVERY AND INSTALLATION OF SYSTEMS AND BALANCE OF FACILITIES

Section 3.1 Access to Site. Seller shall be responsible for ascertainment of the suitability of the Sites, the environment around the Sites, the Sites’ soil condition and other ground conditions for construction of the Facilities. As between Seller and Buyer, Seller shall be solely responsible for all Site Preparation Services at Seller’s cost. Seller, as administrator for Buyer pursuant to the Administrative Services Agreement shall provide access to the Sites to permit Seller to deliver and install each Bloom System and the BOF to the Sites and to connect the applicable Facility to the distribution and transmission facilities of the Transmitting Utility, as applicable. If a PPA Customer requires a change in the location of a Site from that specified in a Purchase Order, (a) Buyer shall submit a written notice to Seller setting forth the details of such location change, (b) the Seller shall administer and perform the Site Preparation Services as required for that changed location to the extent required and in accordance with the relevant PPA and (c) to the extent that such PPA Customer pays to Buyer an amount under the applicable PPA in connection with such required change in the location of a Site, Buyer shall pay the same to Seller promptly upon receipt from such PPA Customer.

Section 3.2 Physical Delivery of Bloom Systems.

(a) Physical Delivery of each Bloom System shall occur no more than [***] days after the issuance of the applicable Purchase Order.

(b) Physical Delivery of each Bloom System shall be DDP (Incoterms 2010) to its Site, in accordance with the California Uniform Commercial Code then in effect. Title to each Bloom System shall pass to Buyer upon Seller’s Delivery of such Bloom System, and such title shall be good and marketable and free of all Liens, except as provided in Section 2.2(h). From and after Seller’s Delivery of each Bloom System to Buyer all risk of loss or damage to such Bloom System shall be borne by Buyer.

(c) [Reserved].

(d) To the extent any Facility has not achieved Commencement of Operations within the earlier of [***] months of the payment of the portion of Purchase Price set forth in Section 2.2(a)(i) for the final Bloom System to be incorporated into such Facility and June 30, 2013, then Buyer shall have the ongoing right for the period from the end of

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that [***] month period until the earlier of the date that such Facility has achieved Commencement of Operations and [***] days after the end of that [***] month period, to elect that each Bloom System to be incorporated into such Facility be removed from its Site and delivered to Seller at Seller’s expense in an AS IS condition and that Seller promptly (but in no event later than [***] days thereafter) (i) pay the Buyer the excess of the greater of (1) the Purchase Price of the Bloom System and (2) the then Fair Market Value of such Bloom System (as determined by the Appraisal Procedure if the Buyer and Seller cannot agree to such Fair Market Value within [***] days), over the remaining Purchase Price to be paid for that Bloom System set forth in Section 2.2(a)(ii), at which time title and risk of loss with respect to such Bloom System shall pass back to Seller, and (ii) restore that portion of the Site which was improved to accept the installation of such removed Bloom System.

Section 3.3 Delivery of Balance of Facility; Installation of Bloom Systems.

(a) Seller shall be responsible for engineering, procuring, constructing, installing and commissioning the BOF, and Seller shall cause each Facility to achieve Commencement of Operations without any compensation or reimbursement by Buyer, other than the Purchase Price under this Agreement, in accordance with the following (collectively, the “BOF Work”):

(i) Seller shall perform and complete all BOF Work in accordance and consistent with the Performance Standards;

(ii) Seller shall cause to be performed any and all studies, reports and applications (in the name of Buyer, if Seller is an Affiliate of Buyer) that are necessary for interconnection to the distribution and transmission facilities of the Transmitting Utility;

(iii) Seller shall perform the BOF Work and act at all times as an independent contractor. Seller shall at all times maintain such supervision, direction and control over its employees, agents, subcontractors and representatives as is consistent with and necessary to preserve its independent contractor status. Seller is permitted to enter into contracts or otherwise hire one or more subcontractors to perform the Seller’s work on its behalf. Each subcontractor must be a reputable, qualified firm with an established record of successful performance in its trade, and shall obtain and maintain such insurance coverages having such terms as set forth in Annex B. Seller shall not be relieved from its obligation to provide the BOF Work if a subcontractor agrees to provide any or all of such BOF Work. No subcontractor is intended to be or will be deemed a third-party beneficiary of this Agreement. Nothing contained herein shall create any contractual relationship between any subcontractor and Buyer or obligate Buyer to pay or cause the payment of any amounts to any subcontractor, including any payment due to any third party. Seller shall not permit any subcontractor to assert any Lien against, or attach any Lien other than a Permitted

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Lien. None of Seller’s employees, subcontractors or any such subcontractor’s employees will be or will be considered to be employees of Buyer. Seller shall be fully responsible to Buyer for the acts and omissions of each such employee or subcontractor. Seller will be fully responsible for the payment of all wages, salaries, benefits and other compensation to its employees and for payment of any Taxes due because of the BOF Work;

(iv) Seller shall, and shall cause each of its subcontractors to, install the Bloom Systems and the BOF at each Site using items that are new and undamaged at the time of such use or installation;

(v) Seller shall install, test, and cause the Commencement of Operations with respect to each Facility as provided in Section 3.4;

(vi) Seller shall pay all amounts owed to its subcontractors and vendors in connection with the performance of the BOF Work on a timely basis and shall hold Buyer harmless against any claims asserted by such subcontractors and vendors;

(vii) Seller shall obtain and maintain, or cause to be obtained and maintained (where required, in the name of the Buyer or each PPA Customer, as the case may be), all Permits necessary to design, install, and commission each Bloom System and to construct, occupy, and operate each Facility and each Site; and

(viii) Seller shall cause BOF Work to be completed in a good and workmanlike manner and in accordance with the Performance Standards, free and clear of all Liens other than Permitted Liens. The BOF Work shall not be considered complete until Seller shall have procured the issuance of a certificate from the Independent Engineer addressed to Seller and Buyer, certifying without qualification, that the BOF has been completed and is available for commercial operation.

(b) Title and risk of loss to each component of such BOF Work for the Site which is not performed and provided on assets owned by a relevant PPA Customer or relevant Transmitting Utility shall pass to Buyer upon the later of the Delivery Date of the first Bloom System at the Site and the date such component is installed as part of the Facility at the Site. For the avoidance of doubt, the passage of title and risk of loss with respect to the Bloom Systems shall have passed to Buyer prior to any Bloom System being Placed in Service. From and after the Commencement of Operations of the Facility of which particular BOF Work is a part, all risk of loss or damage to such BOF Work which is owned by Buyer shall be borne by Buyer.

Section 3.4 Commissioning; Commencement of Operations.

(a) Upon the occurrence of the Physical Delivery for a Bloom System, Seller shall promptly perform the following:

(i) Seller shall provide installation, inspection, commissioning and start-up for each Bloom System and the BOF at the applicable Site in accordance with the installation manuals provided for such Bloom System and the applicable Site Lease, and in conformance with Prudent Electrical Practices. Without limitation of the foregoing, each Bloom System will be connected by the Seller to the natural gas source, water source and SCADA at the applicable Site and to the applicable Facility’s Electrical Interconnection Facilities;

(ii) Prior to Commencement of Operations of each Facility, Seller shall perform an acceptance test as is required and approved by the Independent Engineer (but not less stringent than the testing applied to its fuel cell power generating systems for any other major customer of Seller) of each Bloom System incorporated into such Facility and the applicable BOF in the presence of the Independent Engineer (if so required by the Independent Engineer), and such Bloom Systems and applicable BOF shall have passed such test as witnessed by the Independent Engineer (if so required by the Independent Engineer). Seller shall provide Buyer and the Independent Engineer reasonable advance written notice of such testing;

(iii) Seller shall cause Commencement of Operations for such Facility to occur. Seller shall promptly certify in writing to Buyer when each Facility achieves Commencement of Operations;

(iv) Seller will provide to Buyer a single line diagram of the installation, electronic system manuals, copies of all relevant design documents, and printed system manuals, in each case relating to such Facility (in paper copy and electronic format). Seller shall deliver to Buyer any other documentation necessary to establish placement in service for purposes of section 48 of the Code or the Guidance;

(v) Until Commencement of Operations of the Facility, Seller shall be responsible for providing physical security of such Facility; and

(vi) If requested by Buyer, Seller shall provide operator training and associated training materials to personnel of Buyer sufficient to instruct Buyer on operation of such Bloom System in conformance with Prudent Electrical Practices.

(b) Seller’s services under this Section 3.4 shall be fully comprehensive of all services, labor, and equipment necessary to complete installation of a fully commissioned and operating Facility in accordance with this Agreement, the applicable PPA, the applicable Interconnection Agreement and the applicable Site Lease.

(c) Seller shall be responsible, at its sole cost and expense, for maintaining and complying with all Permits required to perform its services under this Agreement and Buyer agrees to cooperate with and assist Seller in obtaining such Permits.

Section 3.5 Insurance. Seller shall maintain the insurance described in Annex B with respect to each Facility until the Facility has achieved Commencement of Operations.

Section 3.6 Disposal; Right of First Refusal.

(a) In the event that Buyer decides to scrap, abandon or otherwise dispose of any Bloom System, Buyer shall notify Seller and Seller shall have the right but not the obligation to obtain title to the Bloom System and remove the Bloom System at Seller’s cost; provided, however, that Seller will not be responsible for remediation of the Site in which the Bloom System was located.

(b) Except as set forth in Section 2.4, in the event that Buyer decides to sell or otherwise transfer title to any Bloom System to a transferee other than a PPA Customer pursuant to a PPA, Buyer shall notify Seller and Seller shall have the right of first refusal to purchase or acquire the Bloom System on the same terms and conditions of such sale. In the event that Seller exercises such right of first refusal, Seller shall, promptly following payment of the purchase price of such Bloom System, remove the Bloom System at Seller’s cost, including the remediation of the Site in which the Bloom System was located in accordance with the terms of the applicable Site Lease.

Section 3.7 Buyer’s Lender. Seller shall furnish Buyer’s Lender such certifications regarding its actions under this Article III as Buyer’s Lender shall reasonably request and shall otherwise cooperate with Buyer’s Lender.

Section 3.8 Access; Cooperation. Seller shall provide to Buyer such other information that is in the possession of Seller or its Affiliates or is reasonably available to Seller regarding the permitting, engineering, construction, or operations of Seller, its subcontractors or the Facilities, and other data concerning Seller, its subcontractors or the Facilities that Buyer may, from time to time, reasonably request in writing, subject to Seller’s obligations of confidentiality to third parties with respect to such information.

Section 3.9 Performance Standards. For the purpose of this Agreement, Seller shall perform under this Agreement in accordance and consistent with each of the following (unless the context requires otherwise): (A) plans and specifications subject to Permits under applicable law and applicable to each Facility; (B) the manufacturer’s recommendations with respect to all equipment and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the manufacturer, provided they are consistent with generally accepted practices in the fuel cell industry; (C) the requirements of all applicable insurance policies; (D) preserving all rights to any incentive payments, warranties, indemnities or other rights or remedies, and enforcing or assisting with the enforcement of the applicable warranties, making or assisting in making all claims with respect to all insurance policies; (E) all Legal Requirements and Permits/Governmental Approvals; (F) any applicable provisions of the Site Leases, including any landlord rules and regulations; a (G) Prudent Electrical Practices; and (H) the relevant provisions of the O&M Agreement, each Interconnection Agreement, and each PPA (collectively, the “Performance Standards”); provided, however, that meeting the Performance Standards shall not relieve Seller of its other obligations under this Agreement.

Section 3.10 Appointment of Independent Engineer. The Seller and the Buyer will appoint the Independent Engineer effective as from the Agreement Date. The Independent Engineer shall act as independent engineer, reviewer, and certifier as contemplated in this Agreement. The Independent Engineer’s duties will include a duty of care to the Buyer’s Lender. The Independent Engineer will, among other things, witness the commissioning and testing of each Bloom System and the BOF Work pursuant to this Article III. All fees and costs payable in respect of the Independent Engineer (including those incurred in making such appointment) shall be borne by Seller.

ARTICLE IIIA.

PPA OBLIGATIONS

Section 3A.1 Obligations of Seller Related to PPAs.

(a) Notwithstanding any other provision of this Agreement, it is the intention of the Parties and it is agreed that all of Buyer’s obligations under the PPAs that relate to the preparation of each relevant Site and the installation and commissioning of each Facility will be performed by the Seller on behalf of the Buyer as separate obligations of the Seller under this Agreement (which obligations are parallel and equivalent to the obligations of the Buyer under the PPAs). Accordingly, Seller shall perform those obligations under this Agreement in a manner that is consistent with and enables performance of all such obligations of the Buyer under the PPAs.

(b) The Seller shall (i) undertake its obligations in accordance with this Agreement so as to enable Buyer to fulfill its obligations under the PPAs that relate to the preparation of each relevant Site and the installation, commissioning, maintenance and operation of each Facility; and (ii) in performing its obligations under this Agreement, not cause Buyer to be in breach of its obligations under the PPAs in relation to the Bloom Systems and BOF or interfere with, hinder or disrupt Buyer’s performance of its obligations under the PPAs.

(c) The Parties acknowledge that other provisions of this Agreement may contain some of the same obligations of Seller as those under this Article IIIA.

Section 3A.2 [***] PPA. Without affecting the generality of Section 3A.1, Seller shall perform on behalf of Buyer all of Buyer’s obligations as they relate to the preparation of each relevant Site and the purchase, installation, commissioning, maintenance and operation of all parts of each Facility under each of the following clauses of the [***] PPA:

(a) Section 1.2 – requirements for site layout and modifications for installation, as agreed with [***]

(b) Section 1.3(a) – requirement for the Buyer to relocate the systems to an alternative site;

(c) Section 1.3(c) and (d) – requirements in relation to resale or redeployment of Bloom Systems;

(d) Section 1.4 – requirement for removal of Bloom Systems;

(e) Section 2.3, 5.1 and 5.2 – administration and billing including any SGIP management;

(f) Section 3.2 – metering installation and maintenance obligations;

(g) Sections 3.3 and 4.5 – natural gas interconnection infrastructure obligations;

(h) Section 7.1(a) – health and safety obligations;

(i) Section 9.3 – the requisite standards applicable to installation of the system;

(j) Section 9.4 – the IP infringement warranty given by the Buyer;

(k) Section 12.1(a)(iii) – SGIP and performance warranty;

(l) Section 16.2 – the IP indemnification given by the Buyer;

(m) Section 17 – the insurance requirements applicable to the Buyer;

(n) Section 18.12 – the prohibition on offshore work;

(o) Section 18.14 – the requirements that apply to entry onto property owned or controlled by [***]

(p) Section 18.16 – the plant and work rules requirements that apply while on the premises of [***]

(q) Section 18.17 – the method of procedure obligations;

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(r) Section 18.18 – Quality Assurance obligations; and

(s) Section 19.1 – on-site services obligations with respect to Buyer’s personnel.

Section 3A.3 [***] PPA. Without affecting the generality of Section 3A.1, Seller shall perform on behalf of Buyer all of Buyer’s obligations as they relate to the preparation of each relevant Site and the purchase, installation, commissioning, maintenance and operation of all parts of each Facility under each of the following clauses of the [***] PPA:

(a) Section 2.2 – requirement for the Buyer to relocate the systems to an alternative site;

(b) Section 2.3 – requirements in relation to redeployment of Bloom Systems;

(c) Section 2.6 – requirement for removal of Bloom Systems;

(d) Section 2.7(j) – natural gas interconnection infrastructure obligations;

(e) Section 3.1 – all installation obligations, including requirements for site layout;

(f) Section 4.3 – metering installation obligations;

(g) Section 5.3(a) – Environmental and Tax Attributes and the provision of all renewable energy certificates (“RECs”), registration or certification of RECS, production data and any other information to satisfy reporting requirements whether to Governmental Authorities, registration bodies or otherwise;

(h) Section 6 – Invoicing including any SGIP management;

(i) Section 7.1(f) – health and safety obligations;

(j) Section 7.1(h) – the IP infringement covenant given by the Buyer;

(k) Section 8.3 – the requisite standards applicable to installation of the system;

(l) Section 17.1 – the IP indemnification given by the Buyer; and

(m) Section 18 – the insurance requirements applicable to the Buyer.

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ARTICLE IIIB.

CORRESPONDING ENTITLEMENTS

Section 3B.1 Definition of Corresponding Entitlements. A “Corresponding Entitlement” is an entitlement, or a claim to an entitlement, of the Seller to the extent:

(a) the Buyer has a claim against [***] or [***] or an entitlement under an equivalent provision of the [***] PPA or [***] PPA, as applicable, based on the same or similar events or circumstances as the Seller’s entitlement or claim; or

(b) the Seller has rights against the Buyer under a warranty or indemnity or specific right to compensation, negotiation, reimbursement or recovery and there is a corresponding warranty or indemnity or specific right to compensation, negotiation, reimbursement or recovery (even if expressed in different terms) in the [***] PPA or [***] PPA, as applicable, under which the Buyer has rights.

Section 3B.2 Rights in Respect of Corresponding Entitlements.

(a) The Seller will not be entitled to claim or recover from the Buyer any amount greater than the compensation, relief or remedy payable or allowable from [***] or [***] to the Buyer in respect of the Corresponding Entitlement of the Seller.

(b) The Seller must, in relation to any claim by the Seller arising out of or in connection with any Corresponding Entitlement, reasonably cooperate with and assist the Buyer in negotiations and dispute resolutions under the [***] PPA or [***] PPA, as applicable.

(c) The Buyer will pursue claims against [***] or [***] (as applicable) which relate to Corresponding Entitlements provided the claim embodied in the Corresponding Entitlement is not frivolous, vexatious or trivial. The Buyer may decide not to pursue a genuine Corresponding Entitlement (ie one which is not frivolous, vexatious or trivial) of the Seller, if it agrees to pay the Seller a reasonable settlement in relation to that Corresponding Entitlement.

(d) The Seller indemnifies the Buyer for the Buyer’s costs of pursuing a Corresponding Entitlement including adverse costs awards and judgments or other determinations provided that the Buyer will bear such proportion of such costs as may be reasonably attributed to a Buyer claim which does not form part of a Corresponding Entitlement.

(e) Subject to clause Section 3B.2(f) the Seller will accept in full satisfaction of any Corresponding Entitlement the amount agreed by the Buyer and [***] or [***] as applicable, (after due and proper consultation with the Seller which shall be undertaken to determine the Seller’s proper entitlements under this Section 3B) or determined under the [***] PPA or [***] PPA, as applicable.

[***] Confidential Treatment Requested

(f) If any claim by the Buyer under the [***] PPA or [***] PPA, as applicable, includes both a claim by the Buyer not referable to the Seller and a claim by the Seller under this Agreement and the aggregate amount recoverable from [***] or [***], as applicable, under the [***] PPA or [***] PPA, as applicable, (“Recoverable Amount”) is less than the amount claimed by the Buyer and the Seller, the Parties will seek to agree to that proportion of the Recoverable Amount to which they are entitled, and if the Parties fail to so agree, the determination as to the proportion of the Recoverable Amount to which they are each entitled will be referred to dispute resolution under this Agreement and be determined on the basis of what is fair and reasonable having regard to the proportionality principle stated in this Section 3B.2(f).

(g) The Seller will be bound by the outcome of any binding settlement or determination by dispute resolution under the [***] PPA or [***] PPA, as applicable, between the Buyer and [***] or [***] as applicable, contemplated under and effected in accordance with the mechanism set out in this Section 3B.2.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 4.1 Representations and Warranties as to Seller. Seller represents and warrants to Buyer as of the Agreement Date and as of each Delivery Date as follows:

(a) Incorporation; Qualification. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its business as currently conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that its business, as currently being conducted, shall require it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the Bloom Systems being sold under this Agreement.

(b) Authority. Seller has full corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of the Transaction Documents to which it is a party and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of Seller and the Transaction Documents to which Seller is a party have been duly and validly executed and delivered by Seller. Each of the Transaction Documents to which Seller is a party constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

[***] Confidential Treatment Requested

(c) Consents and Approvals; No Violation. Neither the execution, delivery and performance of the Transaction Documents to which Seller is a party nor the consummation by Seller of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Seller, (ii) with or without the giving of notice or lapse of time or both, conflict with, result in any violation or breach of, constitute a default under, result in any right to accelerate, result in the creation of any Lien on Seller’s assets, or create any right of termination under the conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Seller is a party or by which it, or any material part of its assets may be bound, in each case that would individually or in the aggregate result in a material adverse effect on the Seller or its ability to perform its obligations hereunder or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to Seller, which violations, individually or in the aggregate, would result in a material adverse effect on the Seller or its ability to perform its obligations hereunder.

(d) Legal Proceedings. There are no pending or, to Seller’s knowledge, threatened claims, disputes, governmental investigations, suits, actions (including non-judicial real or personal property foreclosure actions), arbitrations, legal, administrative or other proceedings of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against Seller that challenge the enforceability of the Transaction Documents to which Seller is a party or the ability of Seller to consummate the transactions contemplated hereby or thereby, in each case, that could reasonably be expected to result in a material adverse effect on Seller or its ability to perform its obligations hereunder.

(e) U.S. Person. Seller is not a “foreign person” within the meaning of Section 1445(b)(2) of the Code.

Section 4.2 Representations and Warranties as to Bloom Systems. Seller represents and warrants to Buyer as of the Delivery Date for each Bloom System solely with respect to such Bloom System, as follows:

(a) Title on Delivery. Seller has good title to each Bloom System and each such Bloom System is free and clear of all Liens other than Permitted Liens. Neither Seller nor any of its subcontractors have placed any Liens on the Sites or the Facilities other than Permitted Liens. To the extent that Seller has actual knowledge that any of its subcontractors has placed any Lien on a Bloom System or a Site, then Seller shall cause such Liens to be removed or bonded over in a manner reasonably satisfactory to Buyer. Buyer and Buyer’s Lender shall be indemnified against such lien claim, unless the applicable Site Lease requires additional or more stringent action, in which case the applicable Site Lease requirements shall control.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the Agreement Date and as of each Delivery Date, as follows with respect to Buyer:

Section 5.1 Organization. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease, and operate its business as currently conducted.

Section 5.2 Authority. Buyer has full limited liability company power and authority to execute and deliver the Transaction Documents to which Buyer is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of the Transaction Documents to which Buyer is a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action required on the part of Buyer and the Transaction Documents to which Buyer is a party have been duly and validly executed and delivered by Buyer. Each of the Transaction Documents to which Buyer is a party constitutes the legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 5.3 Consents and Approvals; No Violation. Neither the execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party nor the consummation by Buyer of the transactions contemplated thereby will (a) conflict with or result in any breach of any provision of the Certificate of Formation or the limited liability company agreement of Buyer, or (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Buyer is a party or by which any of its assets are bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to Buyer, which violations, individually or in the aggregate, would result in a material adverse effect on Buyer or its ability to perform its obligations hereunder.

Section 5.4 Legal Proceedings. There are no pending or, to Buyer’s knowledge, threatened claims, disputes, governmental investigations, suits, actions (including non-judicial real or personal property foreclosure actions), arbitrations, legal, administrative or other proceedings of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against Buyer that challenges the enforceability the Transaction Documents to which Buyer is a party or the ability of Buyer to consummate the transactions contemplated thereby, in each case, that could reasonably be expected to result in a material adverse effect on Buyer or its ability to perform its obligations hereunder.

ARTICLE VI.

CONFIDENTIALITY

Section 6.1 Confidential Information. Subject to the other terms of this Article VI the Parties shall, and shall cause their Affiliates and their respective stockholders, members, subsidiaries and Representatives to, hold confidential all information they may have or obtain concerning the Seller and the Buyer and their respective assets, business, operations or prospects or this Agreement (the “Confidential Information”), including all materials and information furnished by Seller in performance of this Agreement, regardless of form conveyed or whether financial or technical in nature, including any trade secrets and proprietary know how and Software whether such information bears a marking indicating that they are proprietary or confidential or not; provided, however, that Confidential Information shall not include information that (x) is or becomes generally available to the public other than as a result of an unauthorized disclosure by a Party or any of its Representatives, (y) is or becomes available to a Party or any of its Representatives on a nonconfidential basis from a source other than the other Party or its Representatives, provided that such source was not and is not bound by any contractual, legal or fiduciary obligation of confidentiality with respect to such information or (z) was or is independently developed or conceived by a Party or its Representatives without reference to the Confidential Information of the other Party.

Section 6.2 Restricted Access.

(a) Buyer agrees that the Bloom Systems themselves contain Seller’s valuable trade secrets. Buyer agrees (i) to restrict the use of such information to matters relating to the Bloom Systems, and (ii) to restrict access to such information as provided in Section 6.3(b).

(b) Seller’s Confidential Information will not be reproduced without Seller’s prior written consent, and following termination of this Agreement all copies of such written information will be returned to Seller upon written request (not to be made while materials are still of use to the operation of a Bloom System and no Buyer Default has occurred and is continuing), unless otherwise agreed by the Parties. Buyer’s Confidential Information will not be reproduced by Seller without Buyer’s prior written consent, and following termination of this Agreement all copies of such written information will be returned to Buyer upon written request or shall be certified by Seller as having been destroyed.

(c) Subject to Article VII and Section 6.2(a) and (b) hereof, the Bloom Systems are offered for sale and are sold by Seller subject to the condition that such sale does not convey any license, expressly or by implication, to manufacture, reverse engineer, duplicate or otherwise copy or reproduce any part of the Bloom Systems, documentation or Software without Seller’s express advance written permission. Subject to Article VII hereof, Buyer agrees not to remove the covering, not to access the interior or to reverse engineer, or cause or knowingly allow any third party to open, access the interior or reverse engineer any Bloom System or Software provided by Seller. Subject to Article VII hereof, and anything contemplated pursuant to this Agreement or the O&M Agreement, only Seller or its authorized representatives may open or access the interior of a Bloom System. Notwithstanding the foregoing, and without limitation of the rights set forth in Article VII hereof and in the Shortfall Event License, if any Bloom System is no longer covered by the O&M Agreement or another agreement between Buyer and Seller (or any Affiliate of Seller) regarding the operation and maintenance of such Bloom System, Buyer shall be entitled to maintain, or cause a third party to maintain, such Bloom System, including replacing parts or components as needed or desired; provided that Buyer shall use commercially reasonable efforts to engage a third party to provide such maintenance that is not a competitor of Seller or its Affiliates and is not in litigation or other material dispute with Seller.

Section 6.3 Permitted Disclosures.

(a) Legally Compelled Disclosure. Confidential Information may be disclosed (i) as required or requested to be disclosed by a Party or any of its Affiliates or their respective stockholders, members, subsidiaries or Representatives as a result of any applicable Legal Requirement or rule or regulation of any stock exchange, the Financial Industry Regulatory Authority, Inc. or other regulatory authority or self-regulatory authority having jurisdiction over such Party, (ii) as required or requested by the IRS, the Department of Justice or the Office of the Inspector General in connection with a Bloom System, cash grant, or tax credits relating thereto, including in connection with a request for any private letter ruling, any determination letter or any audit or (iii) as required under any Interconnection Agreement. If a Party becomes compelled by legal or administrative process to disclose any Confidential Information, such Party shall, to the extent permitted by Legal Requirements, provide the other Parties with prompt notice so that the other Parties may seek a protective order or other appropriate remedy or waive compliance with the non-disclosure provisions of this Section 6.3 with respect to the information required to be disclosed. If such protective order or other remedy is not obtained, or such other Parties waive compliance with the non-disclosure provisions of this Section 6.3 with respect to the information required to be disclosed, the first Party shall furnish only that portion of such information that it is advised, by opinion of counsel, is legally required to be furnished and shall exercise reasonable efforts, at the expense of the Party whose Confidential Information is being disclosed, to obtain reliable assurance that confidential treatment will be accorded such information, including, in the case of disclosures to the IRS described in clause (ii) above, to obtain reliable assurance that, to the maximum extent permitted by applicable Legal Requirements, such information will not be made available for public inspection pursuant to Section 6110 of the Code.

(b) Disclosure to Representatives. Notwithstanding the foregoing, and subject always to the restrictions in Section 6.2, a Party may disclose Confidential Information received by it to its actual or potential financing parties and its and their employees, consultants, legal counsel or agents who have a need to know such information; provided that such Party informs each such Person who has access to the Confidential Information of the confidential nature of such Confidential Information, the terms of this Agreement, and that such terms apply to them. The Parties shall use commercially reasonable efforts to ensure that each such Person complies with the terms of this Agreement and that any Confidential Information received by such Person is kept confidential.

(c) Other Permitted Disclosures. Nothing herein shall be construed as prohibiting a Party hereunder from using such Confidential Information in connection with (i) any claim against another Party hereunder, (ii) any exercise by a Party hereunder of any of its rights hereunder, (iii) a financing or proposed financing by Seller or Buyer or their respective Affiliates; (iv) a disposition or proposed disposition by Seller or any Affiliate of Seller of all or a portion of such Person’s direct or indirect equity interest in the Buyer, (v) a disposition or proposed disposition by any direct or indirect Affiliate of Buyer of all or a portion of such Person’s equity interests in the Buyer, (vi) a disposition or proposed disposition by Buyer of any Bloom System; or (vii) any disclosure required to be made to a PPA Customer (or otherwise) under a PPA, provided that, in the case of items (iii), (iv), (v) and (vi), the potential financing party or purchaser has entered into a confidentiality agreement with respect to Confidential Information on customary terms used in confidentiality agreements in connection with corporate financings or acquisitions before any such information may be disclosed and such confidentiality agreement has been provided to the non-disclosing Party. No disclosures of Confidential Information shall be made by Buyer in exercise of its rights under Section 3.6(b) until Seller has first had the opportunity to exercise its rights to take or purchase the Bloom System in question.

Section 6.4 Publicity. Notwithstanding the provisions of this Article VI, the Parties shall consult with each other and agree in advance in connection with making public announcements regarding the transactions contemplated by the Transaction Documents.

Section 6.5 Shortfall Event License. If and to the extent the Buyer is entitled to exercise its rights under the Shortfall Event License, nothing contained herein shall limit or otherwise adversely affect the Buyer’s right to disclose the Intellectual Property and other materials licensed thereunder to any sublicensee or subcontractor in accordance with the terms thereof.

ARTICLE VII.

LICENSE AND OWNERSHIP; SOFTWARE

Section 7.1 IP License To Use. Subject to Section 7.2, and the terms of the Shortfall Event License, Seller grants to Buyer a limited (as described herein), non-exclusive, royalty-free, irrevocable (except as described in Article IX hereof), non-transferable (except as described herein) license to use the Intellectual Property contained in the Documentation and the Bloom Systems purchased hereunder (collectively, “Seller’s Intellectual Property”) in conjunction with the purchase and use of each Bloom System in accordance with the terms hereof and each PPA and Interconnection Agreement (the “IP License”); provided, that (a) such license may be transferred to Buyer’s Lender or its designee upon transfer of the Portfolio and underlying agreements to such party due to a foreclosure proceeding, deed-in-lieu-of-foreclosure or other similar remedy on account of Buyer’s Lender’s security interest herein and, if transferred to Buyer’s Lender or its designee, such license may be further transferred by such party to any other Person who acquires the Portfolio from Buyer’s Lender or its designee, (b) such license may be transferred by Buyer to any third party Buyer is entitled to engage to maintain any Bloom System pursuant to Section 6.2(c), and (c) such license may be transferred by Buyer to any successor or assign of Buyer permitted pursuant to Section 11.5. Seller shall retain all right, title and ownership of any and all Intellectual Property licensed by Seller hereunder. No right, title or interest in any such Intellectual Property is granted, transferred or otherwise conveyed to Buyer under this Agreement except as otherwise expressly set forth herein. Buyer shall not, except as otherwise provided herein, modify, network, rent, lease, loan, sell, distribute or create derivative works based upon the Seller’s Intellectual Property in whole or part, or cause or knowingly allow any third party to do so.

Section 7.2 Grant of Third Party Software License.

(a) Seller grants to Buyer a limited (as described herein), non-exclusive, royalty-free, irrevocable (except as described in Article IX hereof), non-transferable (except as described herein) license to use the Software (the “Software License”); provided, that (i) such license may be transferred to Buyer’s Lender or its designee upon transfer of the Portfolio and underlying agreements to such party due to a foreclosure proceeding, deed-in-lieu-of-foreclosure or other similar remedy on account of Buyer’s Lender’s security interest herein and, if transferred to Buyer’s Lender or its designee, such license may be further transferred by such party to any other Person who acquires the Portfolio from Buyer’s Lender or its designee, (ii) such license may be transferred by Buyer to any third party Buyer is entitled to engage to maintain any Bloom System pursuant to Section 6.2(c), and (iii) such license may be transferred by Buyer to any successor or assign of Buyer permitted pursuant to Section 11.5. No right, title or interest in any Software provided to Buyer (including all copyrights, patents, trade secrets or other intellectual or intangible property rights of any kind contained therein) is granted, transferred, or otherwise conveyed to Buyer under this Agreement except as expressly set forth herein. Buyer agrees not to reverse engineer or decompile the Software or otherwise use the Software for any purpose other than in connection with the use of the Bloom Systems. Further, Buyer shall not modify, network, rent, lease, loan, sell, distribute or create derivative works based upon the Software in whole or part, or cause or knowingly allow any third party to do so.

(b) All data collected on the Bloom Systems by Seller using the Software and data collected on the Bloom Systems using Seller’s internal proprietary software are the sole property of Seller to be used by Seller in accordance with applicable law, and Seller hereby grants to Buyer a limited, non-exclusive, irrevocable (except as set forth in Article IX hereof), royalty-free license to use the data collected on the Bloom Systems using such Software or the Seller’s internal proprietary software only for purposes of using such Bloom System and administering the Transaction Documents or as required pursuant to the terms of any PPA or Interconnection Agreement, provided the provisions of Article VI on confidentiality are maintained.

Section 7.3 No Software Warranty. Buyer acknowledges and agrees that the use of the Software is at Buyer’s sole risk. The Software and related documentation are provided “AS IS” and without any warranty of any kind and Seller EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Section 7.4 Covenant. If Seller grants, bargains, sells, conveys, mortgages, assigns, pledges, warrants or transfers any Intellectual Property or Software that is required (a) for Seller or its Affiliates to perform their respective obligations under the Transaction Documents or (b) for the continued maintenance and operation of the Bloom Systems without a material decrease in performance of the Bloom Systems, Seller shall cause such act or transaction to be subject to the grant of the IP License and Software License under this Agreement and the terms of the Shortfall Event License.

Section 7.5 Representations and Warranties. Seller represents and warrants to Buyer as of the Agreement Date and as of each Delivery Date as follows with respect all Intellectual Property that is required (i) for Seller or its Affiliates to perform their respective obligations under the Transaction Documents, and (ii) for the continued operation of the Bloom Systems in accordance with the Transaction Documents, the PPAs and the Interconnection Agreements without a material decrease in performance of the Bloom Systems:

(a) Seller owns or has the right to use and to authorize Buyer to use all such Intellectual Property; and

(b) Seller and its Affiliates are not infringing on any Intellectual Property of any third party with respect to the actions described in Section 7.5(i) and (ii) and the Bloom Systems do not infringe on any Intellectual Property of any third party.

ARTICLE VIII.

LIMITED WARRANTY

Section 8.1 Portfolio Warranty.

(a) Subject to Section 8.5 below, Seller warrants to Buyer that (i) each Bloom System (other than any Software) and the BOF related to each Bloom System will be free from defects in materials and workmanship at the Commencement of Operations of the Facility into which such Bloom System is incorporated and (ii) the Portfolio, including the BOF related to each Bloom System, will comply with the Warranty Specifications during the Warranty Period and the BOF will not cause the Portfolio to fail to perform in accordance with the Warranty Specifications (collectively, the “Portfolio Warranty”).

(b) The Portfolio Warranty is not transferable to any third person, including any person who buys a Bloom System from Buyer, without Seller’s prior written consent (which shall not unreasonably be withheld) other than to Buyer’s Lender or its designee (or any assignee of (or purchaser in foreclosure from) Buyer’s Lender) upon transfer of the Portfolio and underlying agreements to such party due to a foreclosure proceeding on account of Buyer’s Lender’s security interest herein and, if transferred to Buyer’s Lender or its designee (or any assignee of (or purchaser in foreclosure from) Buyer’s Lender), such party may freely transfer the Portfolio Warranty.

(c) Any period of time in which the Warranty Specifications are not met shall not extend the Warranty Period.

(d) The Portfolio Warranty shall survive any total or partial termination of this Agreement.

Section 8.2 [Reserved].

Section 8.3 Portfolio Warranty Claims.

(a) If Buyer desires to make a Portfolio Warranty claim during the Warranty Period, Buyer must notify Seller of the defect or other basis for the claim in writing.

(b) In the case of a claim relating to the Quarterly Capacity Warranty or the Efficiency Warranty, then in addition to, and separate from any other right of the Buyer pursuant to this Section 8, upon receipt of a notice under this Section 8.3(b), Seller or its designated subcontractor will promptly (and in any event no later than [***] days following the last day of the quarterly or monthly period, as applicable, to which such claim relates) repair or replace, in Seller’s sole discretion, any Bloom System(s) or any portion of the BOF whose repair or replacement is required in order for the applicable Facility to perform consistent with the Quarterly Capacity Warranty or the Efficiency Warranty, as applicable, provided that any such repair or replacement shall not be expected by Seller to cause any loss of current or future value, remaining useful life or utility of any part of the Bloom System or BOF, as applicable, repaired or replaced below the then current or expected future value, the remaining useful life or utility thereof immediately prior to such repair or replacement (assuming the Bloom System or BOF part, as applicable, was then in the condition when first constructed, normal wear and tear excepted and excepting any loss of value associated with the period of repair or replacement).

(c) Seller may use refurbished parts in the repair and replacement activities described above in Section 8.3(b); provided that (i) any such refurbished parts will have passed the same inspections and tests performed by Seller on its new parts of the same type before such refurbished parts are used in any repair or replacement, and (ii) Seller shall within [***] days of a written request therefor by Buyer, provide a report for any or all Bloom Systems purchased hereunder that lists all components that have been replaced in any individual Bloom System. If repair or replacement is not feasible under

[***] Confidential Treatment Requested

Section 8.3(b) (as determined by Seller in its sole discretion) and Seller notifies Buyer to such effect, Buyer may require and, if so required, the Seller will repurchase the Bloom System from Buyer on an AS IS basis by paying Buyer the Refund Value of any such Bloom System, as calculated as of the date of such refund, in which case Seller shall take title to such Bloom System upon paying the Refund Value, and such Bloom System shall no longer constitute a portion of the Portfolio. Seller shall make such determination as to the feasibility of repair or replacement as promptly as practicable, but in any event within [***] days after Seller’s receipt of notice of the claim unless the specific nature of the problem requires a longer period in which to make such determination (in which case the Seller must make a determination within a reasonable time) provided such longer period for a determination does not cause any breach of a PPA. In the event that Seller has not completed the repair or replacement of the Bloom System whose repair or replacement is required under Section 8.3(b) within [***] days of the end of the calendar month in which Seller received notice of a claim (or within [***] days if the specific nature of the problem required a period longer than [***] days in which to determine the feasibility of repair or replacement), or repurchased the Bloom System as contemplated in this Section 8.3(c) in the time period in this Section 8.3(c) then Buyer has the right to require the Seller (in which case the Seller agrees) to procure return of the Bloom System(s) in question to Seller (at Seller’s cost) and Seller will refund to Buyer the Refund Value of such Bloom System, in which case Seller shall be deemed to have taken title to such Bloom Systems upon payment of the Refund Value, and such Bloom Systems shall be deemed to no longer constitute a portion of the Portfolio and shall be removed as described in the previous sentence. If a Bloom System will be removed pursuant to this Section 8.3(c), Seller shall at its sole cost and expense remove the Bloom System and any other ancillary equipment (including the concrete pad and any other improvements to the applicable Site to the extent required under the applicable Site Lease) from the applicable Site, restoring the Site to its condition before the installation, including closing all utility connections in the manner required by all Legal Requirements and the applicable Site Lease. The rights and obligations of the Parties under this Section 8.3(c) are in addition to and separate from any other rights of the Buyer under this Section 8.

(d) In the case of a claim relating to the Capacity Warranty for a Quarterly Capacity Warranty Period or a One-Year Capacity Warranty Period, upon receipt of such notice at a time when such Quarterly Capacity Warranty or a One-Year Capacity Warranty is applicable, in addition to and separate from the Seller’s obligations under Sections 8.3(b) and 8.3(c) in respect of the Quarterly Capacity Warranty:

(i) Seller shall make a payment to Buyer in an amount to be calculated pursuant to Section 8.6 within [***] Business Days after such a notice having been given; provided that the cumulative aggregate amount of Seller’s liability shall not exceed:

(A) for all claims under this Section 8.3(d) relating to the Quarterly Capacity Warranty, [***] of the aggregate Purchase Price of all Bloom Systems in the Portfolio during the applicable period (inclusive of any amounts paid or for which a pending claim has been made under the Quarterly Capacity Warranty under the O&M Agreement) (“Quarterly Warranty Cap”); and

[***] Confidential Treatment Requested

(B) for all claims relating to the One-Year Capacity Warranty, [***] of the aggregate Purchase Price of all Bloom Systems in the Portfolio during the applicable period (inclusive of any amounts paid or for which a pending claim has been made under the One-Year Capacity Warranty under the O&M Agreement) (“One-Year Warranty Cap”).

For the avoidance of doubt:

(C) the Quarterly Warranty Cap and One-Year Warranty Cap are separate caps and if the Seller’s liability is limited by the operation of one of the caps, the Seller’s liability for claims under this Section 8.3(d) to which the other cap applies are not affected;

(D) claims under Section 8.3(d) are intended to compensate for the Buyer’s revenue losses and accordingly claims and payments made under Section 8.9 are not subject to the Quarterly Warranty Cap or One-Year Warranty Cap or count against such caps; and

(E) the Quarterly Warranty Cap and One-Year Warranty Cap do not apply where the Seller is required to repair or replace the Bloom Systems or pay the Refund Value and other amounts incurred to remove the Bloom Systems and ancillary equipment as set out in Sections 8.3(b) or (c) or this Section 8.3(d).

(ii) Either Party may offset any amounts owed to it under this Agreement against any payments required to be made by it under this Agreement, the O&M Agreement or Administrative Services Agreement. Any remaining amounts owed by Seller to Buyer after such offset shall be due and payable in cash, such payment to be paid no later than the third Business Day of the Calendar Quarter immediately following the Calendar Quarter with respect to which such payment arose.

(iii) In the event that Seller has failed to make such cash payment within [***] days after receipt of a claim that is undisputed or resolved against Seller, Buyer may elect to require the Seller (in which case the Seller agrees) to procure return to Seller of a sufficient number of the Bloom Systems that have failed to meet the Capacity Warranty in the applicable Capacity Warranty Period (“Underperforming Systems”) such that the remainder of the Portfolio would have

[***] Confidential Treatment Requested

satisfied such Capacity Warranty had such returned Underperforming Systems been excluded from the calculation for such Calendar Quarter. With respect to each such returned Underperforming System, Seller shall immediately refund to Buyer the Refund Value of such Underperforming System, and shall promptly remove such returned Underperforming System from the applicable Site and be deemed to have taken title to such Underperforming System upon payment of the Refund Value and the returned Underperforming Systems shall be deemed to no longer constitute a portion of the Portfolio.

(iv) If a Bloom System will be removed pursuant to this Section 8.3(d), Seller shall at its sole cost and expense remove the Bloom System and any other ancillary equipment (including the concrete pad and any other improvements to the applicable Site to the extent required under the applicable Site Lease) from the applicable Site, restoring the Site to its condition before the installation, including closing all utility connections in the manner required by all Legal Requirements and the applicable Site Lease. For the avoidance of doubt, Buyer’s return of Underperforming Systems pursuant to this Section 8.3(d) shall not relieve Seller of its obligation to pay to Buyer, or decrease the amount of, the Capacity Warranty payment set forth in this Section 8.3(d) as calculated pursuant to Section 8.6.

Section 8.4 Disclaimers. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE TRANSACTION DOCUMENTS WITH RESPECT TO THE BLOOM SYSTEMS, NO OTHER WARRANTY OR REPRESENTATION CONCERNING THE BLOOM SYSTEMS IS PROVIDED.

Section 8.5 Exclusions. The Portfolio Warranty shall not cover any obligations on the part of Seller to the extent caused by or arising from (a) the Bloom Systems or BOF being affected by vandalism or other third-party’s actions or omissions occurring after Commencement of Operations (other than to the extent that Seller, Seller’s Affiliate, the Service Provider (as defined in the O&M Agreement) or a subcontractor acting as operator under the O&M Agreement fails to properly protect the Bloom Systems and was required to do so under the Transaction Documents); (b) any failure relating to gas quality or supply in relation to which the Buyer is satisfactorily compensated by the applicable PPA Customer under a PPA or by Seller under Section 8.11 or 8.9; (c) Buyer’s (as opposed to Seller, Seller’s Affiliate, the Service Provider or a subcontractor thereof acting as operator under the O&M Agreement) or a PPA Customer’s (in which case the provisions of Article IIIB apply) removal of any safety devices, (d) any conditions caused by unforeseeable movement in the environment in which the Bloom Systems are installed (provided that normal soil settlement, shifting, subsidence or cracking will not constitute ‘unforeseeable movement’), (e) accidents, abuse, neglect, improper third party testing (unless caused by Seller, Seller’s Affiliate, the Service Provider or a subcontractor thereof acting as operator under the O&M Agreement) or Force Majeure Events, or (f) installation, operation, repair or modification of the Bloom Systems or BOF by anyone other than Seller or Seller’s authorized agents. SELLER SHALL HAVE NO OBLIGATION UNDER THE

PORTFOLIO WARRANTY AND MAKES NO REPRESENTATION AS TO BLOOM SYSTEMS OR BOF WHICH HAVE BEEN OPENED OR MODIFIED BY BUYER OR ANYONE OTHER THAN SELLER, SELLER’S AFFILIATE, THE SERVICE PROVIDER OR SUBCONTRACTOR, ACTING AS OPERATOR UNDER THE O&M AGREEMENT, ANY PERSON ACTING AS AN OPERATOR UNDER THE O&M AGREEMENT (OR ANY SUCCESSOR AGREEMENT TO THE O&M AGREEMENT) OR ANY OF SUCH PERSON’S REPRESENTATIVES, IN EACH CASE TO THE EXTENT OF ANY DAMAGE OR OTHER NEGATIVE CONSEQUENCE OF SUCH OPENING OR MODIFICATION.

Section 8.6 Capacity Warranty. During the Warranty Period, Seller shall determine (i) within [***] Business Days after the end each Calendar Quarter, whether each Facility that has achieved Commencement of Operations has delivered to the applicable Interconnection Point the Minimum kWh during such Capacity Warranty Period and (ii) within [***] Business Days after the end of each calendar year, whether the Portfolio has delivered to the applicable Interconnection Points the Minimum kWh during such Capacity Warranty Period (the warranty provided in clause (i), the “Quarterly Capacity Warranty”, and the warranty provided in clause (ii), the “One-Year Capacity Warranty”, and such warranties, collectively, the “Capacity Warranty”). If a Capacity Warranty calculation indicates that the Actual kWh of the applicable Bloom Systems was less than the Minimum kWh during the applicable Capacity Warranty Period, then Seller shall so notify Buyer in writing of the basis of its determination and Buyer may make a claim under Section 8.3 and, upon the making of such claim, Seller shall be required to make a payment under Section 8.3 to Buyer and calculated as indicated in Annex C based on the average tolling rate of the applicable Fleet during the Capacity Warranty Period in order to compensate for the Buyer’s loss of revenue resulting from the failure of the Bloom Systems to achieve the Minimum kWh. For the purposes of avoiding double counting of any kWh shortfalls in calculating Capacity Warranty payments, a claim made in respect of the One-Year Capacity Warranty for a calendar year will be reduced by the total amount paid by the Seller in respect of claims under the Quarterly Capacity Warranty for the Calendar Quarters in that calendar year. If the Seller fails to perform any Capacity Warranty calculation within the periods required by this Section 8.6, the Buyer may perform its own calculations and may make a claim under Section 8.3. Example calculations of the amount to be paid by Seller to Buyer in respect of a claim in respect of either Capacity Warranty are set out in Annex C.

Section 8.7 Efficiency Warranty. During the Warranty Period, Seller shall determine for each full calendar month (the “Efficiency Warranty Period”) within [***] Business Days after the end of such month whether each Facility that has achieved Commencement of Operations has performed at not less than the Minimum Efficiency Level (the “Efficiency Warranty”). If the Minimum Efficiency Level has not been met during such Efficiency Warranty Period, then Seller shall so notify Buyer in writing of the basis of its determination and Buyer may make a claim under Section 8.3. If the Seller fails to perform any Efficiency Warranty calculation within the periods required by this Section 8.7, the Buyer may perform its own calculations and may make a claim under Section 8.3.

Section 8.8 [Reserved].

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Section 8.9 Indemnification Regarding Performance Under PPAs. Without in any way limiting and in addition to Buyer’s remedies pursuant to Sections 8.3 to 8.7 inclusive, in the event that Buyer incurs any liability to a PPA Customer, whether to reimburse, credit or pay it any amount or otherwise in relation to any performance guarantee, power performance shortfall or any efficiency warranty or cost excess, including pursuant to Sections 5.2(b) or 6.7 of the [***] PPA or Sections 3.4 or 12.1(a)(iii) of the [***] PPA (collectively the “PPA Warranties”), Seller shall indemnify and hold Buyer harmless for any such liability, costs and expenses incurred by Buyer pursuant to the [***] PPA and [***] PPA for such liabilities described above. In the event either PPA is terminated with respect to any Bloom System as a result of a Seller failure to meet the Warranty Specifications or the PPA Warranties, then (i) Buyer shall have the right to require and the Seller agrees to repurchase the affected Bloom Systems in the manner contemplated in Section 8.3(c) and (ii) Seller shall indemnify and hold Buyer harmless for any amount the Buyer is liable to a PPA Customer in connection with such termination. For the avoidance of doubt, claims, credits, reimbursements and any other payments made under this Section 8.9 are not subject to the Quarterly Warranty Cap or One-Year Warranty Cap or count against such caps. Seller shall make any payment owed to Buyer in respect of the PPA Warranties under this Section 8.9 prior to or concurrently with Buyer’s corresponding payment to a PPA Customer.

Section 8.10 No Duplication of Terms. Notwithstanding anything to the contrary in this Agreement, to the extent that the Portfolio Warranty and indemnity provided in Section 8.9 or any other warranty, guarantee or indemnification provision set forth herein is duplicative of any warranty, guarantee or indemnification coverage provided under the O&M Agreement, the Parties acknowledge and agree that Buyer shall be entitled to make only a single claim under either this Agreement or the O&M Agreement, as applicable, and that limitations of liability set forth in each such agreement are to be calculated on an aggregate basis taking into account all claims for indemnification, warranty or otherwise (if any) made under this Agreement and the O&M Agreement. No payment or performance obligation shall be due from Seller under the Portfolio Warranty or the indemnity provided in Section 8.9 to the extent such payment or performance is received from, or is the subject of a claim accepted and approved by, an insurance provider or other third parties. In the event that Seller has paid an amount under the Portfolio Warranty that relates to an event in respect of which Buyer subsequently also receives an amount from an insurance provider or other third party, Seller is entitled to a refund of the duplicative amount.

Section 8.11 Deemed Delivered Energy.

(a) If, for any reason, other than reasons of a Force Majeure Event or of a curtailment, interruption, or issuance of operational flow orders (OFO) by the delivering pipeline or Local Distribution Company (LDC), Buyer does not receive and use the specified input fuel or receive natural gas at the natural gas taps for the Bloom Systems contemplated in the [***] PPA in amounts, and with quality and pressure, sufficient to permit Buyer to generate Energy at the Baseload Capacity for such Bloom Systems multiplied by [***] or such failure to meet gas delivery requirements causes damage to

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such Bloom Systems requiring repair or replacement of such Bloom Systems, then Seller shall pay to Buyer any lost revenue that Buyer would have received under the [***] PPA for Energy that would have been produced by the Bloom Systems but for the failure to meet the gas delivery requirements for the Bloom Systems (including as a result of damage to the Bloom Systems) (“Deemed Delivered Energy”). Buyer shall invoice Seller for amounts due with respect to such Deemed Delivered Energy with respect to each calendar month at the time that Buyer invoices, or would have invoiced, [***] for such month under the [***] PPA for such Deemed Delivered Energy, and Seller shall pay such invoices within [***] days after receipt of such invoice. If Buyer recovers or receives any payment or reimbursement from the gas supplier or other third party in relation to an above-described event for which Seller makes a payment under this Section 8.11(a), then such amounts shall be promptly paid to Seller. In addition, if any Bloom System contemplated in the [***] PPA is damaged and needs to be repaired or replaced as a result of Buyer not receiving and using the specified input fuel, or as a result of the amount, quality or pressure of the natural gas received, Seller shall repair or replace the Bloom System in accordance with Section 8.3(b) as if the damage gave rise to a Portfolio Warranty claim.

(b) In the event (i) Buyer is responsible for gas procurement under Section 4.1(b) of the [***] PPA, and (ii) Buyer procures more gas than is consumed by the Bloom Systems under the [***] PPA, then (A) Seller shall reimburse Buyer for any losses Buyer incurs in reselling such excess gas to a third party or in the spot market, and (B) Buyer shall pay to Seller any profits on any such resale. Amounts due by the Parties under subsections (A) and (B) hereof shall be netted against each other and any remaining amounts shall be payable within [***] Business Days of the first day of each calendar month.

(c) Seller agrees that as part of SGIP management arrangements contemplated under Section 6.8 of the [***] PPA and managed by Seller pursuant to this Agreement, Seller will ensure that:

(i) all “SGIP Proceeds” (as defined in the [***] PPA) assigned to the Buyer by [***] will be deposited directly into the SGIP Proceeds Account;

(ii) each time Buyer invoices [***] under the [***] PPA, an amount equivalent to the “Forecasted SGIP Credit” under Section 6.8 of the [***] PPA that is included on such invoice is paid out of the SGIP Proceeds Account into the Revenue Account at least [***] Business Days prior to the date [***] must pay such invoice;

(iii) in the event that the SGIP Proceeds Account does not contain sufficient funds for the full amount of the payment under Section 8.11(c)(ii) to be paid into the Revenue Account, Seller will pay any shortfall into the Revenue Account at least [***] Business Days prior to the date [***] must pay the relevant invoice; and

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(iv) in the event that the balance of the SGIP Proceeds Account at any time after the end of the Availability Period (as defined in the Loan Agreement) exceeds the aggregate “Forecasted SGIP Credits” (under Section 6.8 of the [***] PPA) remaining to be credited, based on generation of Energy at the Baseload Capacity for the Bloom Systems in the [***] Fleet multiplied by [***] during the remaining term of the [***] PPA, then such excess shall be transferred from the SGIP Proceeds Account in accordance with Section 7.13.3 of the Loan Agreement.

(d) Claims against Seller made under this Section 8.11 will not be subject to the limitations of liability set forth in Section 10.5. Buyer and Seller shall not have any obligations under this Section 8.11 to the extent such parties have satisfied their similar obligations related to Deemed Energy under Section 2.19 of the O&M Agreement.

ARTICLE IX.

EVENTS OF DEFAULT

Section 9.1 Seller Default. The occurrence at any time of any of the following events shall constitute a “Seller Default”:

(a) Failure to Pay. The failure of Seller to pay any amounts owing to Buyer on or before the day following the date on which such amounts are due and payable under the terms of this Agreement and Seller’s failure to cure each such failure within [***] Business Days after Seller receives written notice from Buyer of each such failure;

(b) Failure to Perform Other Obligations. Unless due to a Force Majeure Event, the failure of Seller to perform or cause to be performed any other obligation required to be performed by Seller under this Agreement, or the failure of any representation and warranty set forth herein to be true and correct as and when made; provided, however, that if such failure by its nature can be cured, then Seller shall have a period of [***] days after receipt of written notice of such failure to cure the same and a Seller Default shall not be deemed to exist during such period; provided, further, that if Seller commences to cure such failure during such period and is diligently and in good faith attempting to effect such cure, said period shall be extended for [***] additional days;

(c) Failure to Remedy Injunction. The failure of Seller to remedy any injunction that prohibits Buyer’s use of any Bloom System as contemplated by Section 10.1 within [***] days of Seller’s receipt of written notice of Buyer being enjoined therefrom; or

(d) Bankruptcy. If Seller (i) admits in writing its inability to pay its debts generally as they become due; (ii) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof; (iii) makes an

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assignment for the benefit of creditors; (iv) consents to the appointment of a receiver of the whole or any substantial part of its assets; (v) has a petition in bankruptcy filed against it, and such petition is not dismissed within [***] days after the filing thereof; or if (vi) a court of competent jurisdiction enters an order, judgment, or decree appointing a receiver of the whole or any substantial part of Seller’s assets, and such order, judgment or decree is not vacated or set aside or stayed within [***] days from the date of entry thereof; or (vii) under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Seller’s assets and such custody or control is not terminated or stayed within [***] days from the date of assumption of such custody or control.

Section 9.2 Buyer Default. The occurrence at any time of the following events with respect to Buyer shall constitute a “Buyer Default”:

(a) Failure to Pay. The failure of Buyer to pay any amounts owing to Seller on or before the day following the date on which such amounts are due and payable under the terms of this Agreement and Buyer’s failure to cure each such failure within five (5) Business Days after Buyer receives written notice of each such failure; or

(b) Failure to Perform Other Obligations. Unless due to a Force Majeure Event, the failure of Buyer to perform or cause to be performed any obligation required to be performed by Buyer under this Agreement or the failure of any representation and warranty set forth herein to be true and correct as and when made; provided, however, that if such failure by its nature can be cured, then Buyer shall have a period of thirty (30) days after receipt of written notice of such failure to cure the same and a Buyer Default shall not be deemed to exist during such period; provided, further, that if Buyer commences to cure such failure during such period and is diligently and in good faith attempting to effect such cure, said period shall be extended for sixty (60) additional days.

Section 9.3 Buyer’s Remedies Upon Occurrence of a Seller Default. If a Seller Default has occurred under Section 9.1(d), Buyer may terminate this Agreement by written notice, and assert all rights and remedies available to Buyer under Legal Requirements subject to the limitations of liability set forth in Section 10.5. If a Seller Default has occurred under Section 9.1(a), Section 9.1(b) or Section 9.1(c), Buyer may terminate this Agreement only with respect to those Bloom Systems for which such Seller Default has occurred, by written notice, and (i) assert all rights and remedies available to Buyer under Legal Requirements subject to the limitations of liability set forth in Section 10.5, or (ii) require the Seller and, if so required, Seller shall repurchase the relevant Bloom Systems in respect of which this Agreement is being terminated from the Buyer on an AS IS basis by paying the Refund Value of any such Bloom System, calculated as of the date of such refund, in which case Seller shall take title to such Bloom System upon paying the Refund Value, and such Bloom System shall no longer constitute a portion of the Portfolio. If a Bloom System will be removed pursuant to this Section 9.3, Seller shall at its sole cost and expense remove the Bloom System and any other ancillary equipment

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(including the concrete pad and any other improvements to the applicable Site to the extent required under the applicable Site Lease) from the applicable Site, restoring the Site to its condition before the installation, including closing all utility connections in the manner required by all Legal Requirements and the applicable Site Lease.

Section 9.4 Seller’s Remedies Upon Occurrence of a Buyer Default. If a Buyer Default has occurred Seller may terminate this Agreement only with respect to those Bloom Systems for which a Buyer Default has occurred and remains uncured; provided that if such Buyer Default is a Buyer Default under Section 9.2(a) and has occurred and remains uncured with respect to ten (10) or more Bloom Systems, then Seller may terminate this Agreement with respect to all Bloom Systems not yet paid in full by Buyer by written notice, and assert all rights and remedies available to Seller under Legal Requirements with respect to those Bloom Systems for which a Buyer Default has occurred, subject to the limitations of liability set forth in Section 10.5, including without limitation retaining any prior payments with respect to such Bloom Systems and selling such Bloom Systems to another buyer.

Section 9.5 Preservation of Rights. Termination of this Agreement shall not affect any rights or obligations as between the Parties which may have accrued prior to such termination or which expressly or by implication are intended to survive termination whether resulting from the event giving rise to termination or otherwise, including, without limitation, Article VII.

Section 9.6 Force Majeure. If either Party is rendered wholly or partially unable to perform any of its obligations under this Agreement by reason of a Force Majeure Event, that Party (the “Claiming Party”) will be excused from whatever performance is affected by the Force Majeure Event to the extent so affected; provided, however, that (a) the Claiming Party, within a reasonable time after the occurrence of such Force Majeure Event gives the other Party notice describing the particulars of the occurrence; (b) the suspension of performance shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event; (c) no liability of either Party for an event that arose before the occurrence of the Force Majeure Event shall be excused as a result of the Force Majeure Event; (d) the Claiming Party shall exercise commercially reasonable efforts to correct or cure the event or condition excusing performance and resume performance of all its obligations; and (e) when the Claiming Party is able to resume performance of its obligations under this Agreement, the Claiming Party shall promptly give the other Party notice to that effect and shall promptly resume performance.

Section 9.7 Termination of PPAs.

(a) In the event that a PPA is terminated with respect to a Bloom System, this Agreement is terminated with respect to that Bloom System and any amounts payable to the Seller in respect of such Bloom Systems after the date of termination shall cease to be payable.

(b) In the event that the termination of this Agreement under Section 9.7(a) results from the default of Seller under this Agreement, Seller shall repurchase the relevant Bloom Systems in respect of which this Agreement is being terminated from the

Buyer on an AS IS basis by paying the Refund Value of any such Bloom System, calculated as of the date of such refund, in which case Seller shall take title to such Bloom System upon paying the Refund Value, and such Bloom System shall no longer constitute a portion of the Portfolio. If a Bloom System will be removed pursuant to this Section 9.7, Seller shall at its sole cost and expense remove (or cause the removal of) the Bloom System and any other ancillary equipment (including the concrete pad and any other improvements to the applicable Site to the extent required under the applicable Site Lease) from the applicable Site, restoring the Site to its condition before the installation, including closing all utility connections in the manner required by all Legal Requirements and the applicable Site Lease.

ARTICLE X.

INDEMNIFICATION

Section 10.1 IP Indemnity.

(a) Except as expressly limited below, Seller agrees to indemnify, defend and hold Buyer, its members, and their Affiliates and their respective managers, officers, directors, employees and agents harmless from and against any and all Third Party Claims and Indemnifiable Losses (including in connection with obtaining any Intellectual Property necessary for continuation of completion, operation and maintenance of Bloom Systems purchased by Buyer from Seller), arising from or in connection with any alleged infringement, conflict, violation or misuse of any patents, copyrights, trade secrets or other third party Intellectual Property rights by Bloom Systems purchased by Buyer from Seller (or the use, operation or maintenance thereof) or the exercise of the IP License or the Software License granted pursuant to Sections 7.1 and 7.2 hereunder. Buyer shall give Seller prompt notice of any such claims. Seller shall be entitled to participate in, and, unless in the opinion of counsel for Seller a conflict of interest between the Parties may exist with respect to such claim, assume control of the defense of such claim with counsel reasonably acceptable to the Buyer. Buyer authorizes Seller to settle or defend such claims in its sole discretion on Buyer’s behalf, without imposing any monetary or other obligation or liability on the Buyer and subject to Buyer’s participation rights set forth in this Section 10.1. Buyer shall assist Seller upon reasonable request by Seller and, at Seller’s reasonable expense, in defending any such claim. If Seller does not assume the defense of such claim, or if a conflict precludes Seller from assuming the defense, then Seller shall reimburse Buyer on a monthly basis for Buyer’s reasonable defense expenses of such claim through separate counsel of Buyer’s choice reasonably acceptable to Seller. Even if Seller assumes the defense of such claim, Buyer may, at its sole option, participate in the defense, at Buyer’s expense, without relieving Seller of any of its obligations hereunder. Should Buyer be enjoined from selling or using any Bloom System as a result of such claim, Seller will, at its sole option and discretion, either (i) procure or otherwise obtain for Buyer the right to use or sell the Bloom System; (ii) modify the Bloom System so that it becomes non-infringing but still substantially meets the original functional specifications of the Bloom System (in which event, for the avoidance of doubt, all warranties hereunder shall continue to apply unmodified); (iii) upon return of the Bloom System to Seller, as directed by Seller, provide to Buyer a non-infringing Bloom System meeting the functional specifications of the Bloom System, or (iv) when and if none of the first three options is reasonably available to Seller, authorize the return of the Bloom System to Seller and, upon receipt thereof, return to Buyer all monies paid by Buyer to Seller for the cost of the Bloom Systems and BOF, net of any monies paid by Seller to Buyer for any performance guaranties or other warranty claims; provided that Seller shall not elect the option in the preceding clause (i) without the Buyer’s written consent if such election is reasonably expected to materially decrease Buyer’s revenues or materially increase Buyer’s operating expenses.

(b) THIS INDEMNITY SHALL NOT COVER ANY CLAIM:

(i) for Intellectual Property infringement, conflict, violation or misuse arising from or in connection with any combination made by Buyer of any Bloom System with any other product or products or modifications made by or on behalf of Buyer to any part of the Bloom System, unless such combination or modification is (A) in accordance with Seller’s specifications for the Bloom System, or (B) made by or on behalf of or at the written request of Seller where Seller has requested the specific combination or modification giving rise to the claim by Seller; or

(ii) for infringement of any Intellectual Property rights arising in whole or in part from any aspect of the Bloom System which was designed by or requested by the Buyer on a custom basis.

Section 10.2 Indemnification of Seller by Buyer. Buyer shall indemnify, defend and hold harmless Seller, its officers, directors, employees, shareholders, Affiliates and agents (each, a “Seller Indemnitee”) from and against any and all Indemnifiable Losses asserted against or suffered by any Seller Indemnitee arising out of a claim by a third party (other than a claim for Seller Indemnitee’s breach of contract) and in any way relating to, resulting from or arising out of or in connection with any Third Party Claims against a Seller Indemnitee to the extent arising out of or in connection with (a) the negligent or intentional acts or omissions of Buyer or its subcontractors, agents or employees or others under Buyer’s control (excluding any Seller Affiliate) or breach by Buyer of its obligations under the Agreement, or (b) operation of Bloom Systems by any party other than Seller or an Affiliate or subcontractor of Seller after such Bloom Systems have been purchased by Buyer pursuant to this Agreement (but subject to Seller’s warranties, covenants and indemnities under this Agreement and any other Transaction Document to which Seller is a party); provided that Buyer shall have no obligation to indemnify Seller to the extent caused by or arising out of any negligence, fraud or willful misconduct of any Seller Indemnitee or the breach by Seller or any Seller Indemnitee of its covenants and warranties under this Agreement or any other Transaction Document.

Section 10.3 Indemnification of Buyer by Seller.

(a) Seller shall indemnify, defend and hold harmless Buyer, its members, managers, officers, directors, employees, Affiliates and agents (each, a “Buyer Indemnitee”) from and against any and all Indemnifiable Losses asserted against or suffered by any Buyer Indemnitee arising out of a claim by a third party (other than a claim for Buyer Indemnitee’s breach of contract) and in any way relating to, resulting from or arising out of or in connection with any Third Party Claims against a Buyer Indemnitee to the extent arising out of or in connection with the negligent or intentional acts or omissions of Seller or its subcontractors, agents or employees or others under Seller’s control (other than matters addressed separately in Section 10.1, which shall be governed by the terms thereof) or a breach by Seller of its obligations under the Agreement; provided that, Seller shall have no obligation to indemnify Buyer to the extent caused by or arising out of any negligence, fraud or willful misconduct of a Buyer Indemnitee, the breach by Buyer or any Buyer Indemnitee of its covenants and warranties under this Agreement or the inability to utilize any tax benefits.

(b) Except as otherwise set forth in this Agreement, in the event that Buyer incurs any liability, cost, loss or expense to a PPA Customer (including relating to a breach of a PPA) in relation to the repurchase by or return to Seller of any Bloom System under this Agreement, Seller shall indemnify and hold Buyer harmless for any such liability, cost, loss or expense incurred by Buyer.

Section 10.4 Indemnity Claims Procedure. Except as otherwise provided in Section 10.1, if any indemnifiable claim is brought against a Party (the “Indemnified Party”), then the other Party (the “Indemnifying Party”) shall be entitled to participate in, and, unless in the reasonable opinion of counsel for the Indemnifying Party a conflict of interest between the Parties may exist with respect to such claim, assume the defense of such claim, with counsel reasonably acceptable to the Indemnifying Party. If the Indemnifying Party does not assume the defense of the Indemnified Party, or if a conflict precludes the Indemnifying Party from assuming the defense, then the Indemnifying Party shall reimburse the Indemnified Party on a monthly basis for the Indemnified Party’s reasonable defense expenses through separate counsel of the Indemnified Party’s choice. Even if the Indemnifying Party assumes the defense of the Indemnified Party with acceptable counsel, the Indemnifying Party, at its sole option, may participate in the defense, at its own expense, with counsel of its own choice without relieving the Indemnifying Party of any of its obligations hereunder.

Section 10.5 Limitation of Liability.

(a) Notwithstanding anything to the contrary in this Agreement, in no event shall a Party be liable to the other Party for an amount in excess of the Maximum Liability unless and to the extent such liability is the result of (i) (A) fraud, willful default willful misconduct, or gross negligence of a Party or that Party’s employees, agents, subcontractors (except that for the purposes of this provision, the Seller and its employees, agents and subcontractors will not be deemed to be employees, agents or subcontractors of the Buyer), (B) a Third Party Claim, (C) a claim of Seller against Buyer for the Buyer’s failure to pay the Purchase Price for any Bloom System (which amount shall not be included in calculating Buyer’s Maximum Liability), (D) a claim with respect to injury to or death of any person, (E) the Seller’s abandonment to the extent constituting a repudiation of this Agreement in respect of all or any part of the Bloom Systems or BOF, or (F) events or circumstances in respect of which insurance proceeds are available or that would have been available but for a failure by the Seller to maintain, or comply with the terms of, insurance that it is required to obtain and maintain under this Agreement, and any amounts so received will not be included when calculating the Seller’s Maximum Liability; (ii) a claim against Seller under Section 10.1 for which Seller shall not have liability in excess of the IP Infringement Liability Cap; or (iii) a claim against Seller under Section 8.11. Subject always to the Maximum Liability limitations set forth in the preceding sentence, except for damages or amounts specifically provided for in this Agreement or in connection with the indemnification for damages awarded to a third party under a Third Party Claim, damages hereunder are limited to direct damages, and in no event shall a Party be liable to the other Party, and the Parties hereby waive claims, for (x) indirect, punitive, special or consequential damages or loss of profits; provided, however, that the loss of profits language set forth in this Section 10.5(b) shall not be interpreted to exclude from Indemnifiable Losses any claim, demand, suit, loss, liability, damage, obligation, payment, cost or expense (including the cost and expense of any action, suit, proceeding, assessment, judgment, settlement or compromise relating thereto and reasonable attorneys’ fees and reasonable disbursements in connection therewith) that would otherwise be included in the definition of Indemnifiable Losses because they result from a reduction in the profits of Buyer or interest, costs or expenses payable by Buyer to the Buyer’s Lender, and (y) losses or liabilities incurred by the officers, directors, members, managers, partners, shareholders or Affiliates of such Party (unless on behalf of Buyer).

(b) Each Party hereby waives any claim under this Article X irrespective of the legal theory under which it is brought to the extent such claim is covered by the insurance of the claiming Party.

(c) Seller agrees to notify Buyer of the change in the amount of the IP Infringement Liability Cap promptly after it agrees in writing to any liability cap that limits the Seller’s liability for any infringement of any third party intellectual property with any other purchaser of a Bloom system which is greater than the amount of part (i) of the definition of ‘IP Infringement Liability Cap’.

Section 10.6 No Duplication of Claims. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that no claiming or indemnified party shall be entitled to a double recovery under the indemnification provisions of this Article X and the indemnification provisions of the O&M Agreement, and the limitations of liability set forth in this Agreement and the O&M Agreement are to be calculated on an aggregate basis taking into account all claims (if any) made under this Agreement and the O&M Agreement.

Section 10.7 Survival. The Parties’ respective rights and obligations under this Article X, Article VI and Sections 2.4, 3B.1, 3B.2, 4.2 8.9, 8.10, 11.4, 11.6 and 11.7 shall survive any total or partial termination of this Agreement.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

Section 11.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Buyer and Seller.

Section 11.2 Intentionally Deleted.

Section 11.3 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but any such waiver of such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

Section 11.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when received if delivered personally or by facsimile transmission with completed transmission acknowledgment or by electronic mail, or when delivered if mailed by overnight delivery via a nationally recognized courier or registered or certified first class mail (return receipt requested), postage prepaid, to the recipient Party at its below address (or at such other address or facsimile number for a Party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

To Seller:	Bloom Energy Corporation
1299 Orleans Drive
Sunnyvale, CA 94089-1137
Attention: [***]
Telephone: [***]
Fax: [***]
Email: [***]

[***] Confidential Treatment Requested

To Buyer:	2012 V PPA Project Company, LLC
c/o Bloom Energy Corporation
1299 Orleans Drive
Sunnyvale, CA 94089-1137
Attention: [***]
Telephone: [***]
Fax: [***]
Email: [***]

With a copy to:

PE12GVVC (Bloom PPA) Ltd. and PE12PXVC (Bloom PPA) Ltd.
c/o Alberta Investment Management Corporation
1100 - 10830 Jasper Avenue
Edmonton, AB T5J 2B3
Canada
Attention: [***]
Email: [***]
Telephone: [***]
(for so long as such entities are Buyer’s Lenders)

With a copy to:

Firstar Development, LLC
1307 Washington, Suite 300
St. Louis, MO 63103
Attention: [***]
Telephone: [***]
Facsimile: [***]
Email: [***] and
[***]

Section 11.5 Assignment; Subcontractors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns (including by operation of law), but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, whether by operation of law or otherwise, without the prior written consent of the other Party, provided that Buyer may collaterally assign its rights under this Agreement to any party providing debt or equity financing to it without the consent of Seller. Notwithstanding the foregoing sentence, (a) Seller shall be entitled to assign its right, title and interest in and to this Agreement to an Affiliate under common ownership with Seller with the prior consent of Buyer, and (b) Seller shall be entitled to subcontract any of its obligations under this Agreement without consent, provided that such assignment or subcontracting shall not excuse Seller from the obligation to competently perform any subcontracted obligations or any of its other obligations under the Agreement.

[***] Confidential Treatment Requested

Section 11.6 Dispute Resolution.

(a) In the event a dispute, controversy or claim arises hereunder, including any claim whether in contract, tort (including negligence), strict product liability or otherwise, the aggrieved Party will promptly provide written notification of the dispute to the other Party within ten (10) days after such dispute arises. Thereafter, a meeting shall be held promptly between the Parties, attended by representatives of the Parties with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute. If the Parties are not successful in resolving a dispute within twenty-one (21) days of such meeting, then, subject to the limitations on remedies set forth in Section 9.3 and Section 9.4 and Article X, either Party may pursue whatever rights it has available under this Agreement, at law or in equity in accordance with Section 11.7 herein.

(b) In the event of any dispute arising out of or relating to this Agreement, each Party hereby consents to service of process made to the addressees set forth in Section 11.4 herein either by overnight delivery by a nationally recognized courier or by certified first class mail, return receipt requested, and hereby acknowledges that service by such means shall constitute valid and lawful service of process against the Party being served.

(c) Each Party hereby agrees that, in the event of any dispute arising out of or relating to this Agreement, it will not oppose the joinder of Operator to such action or proceeding.

Section 11.7 Governing Law, Jurisdiction, Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW OR OTHER PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO ANY SUCH DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

Section 11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile (or portable document format) will be considered original signatures, and each Party shall thereafter promptly deliver original signatures to the other Party.

Section 11.9 Interpretation. The articles, section and schedule headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 11.10 Entire Agreement.

(a) The Transaction Documents and the exhibits, schedules, documents, certificates and instruments referred to therein, embody the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement.

(b) Each Party acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representation, warranty, collateral contract or other assurance (except those repeated in this Agreement and any other agreement entered into on the date of this Agreement between the Parties) made by or on behalf of any other Party at any time before the signature of this Agreement. Each Party waives all rights and remedies which, but for this clause (b), might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

Section 11.11 Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between Buyer and Seller, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and Buyer and Seller hereby waive the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

Section 11.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

Section 11.13 [Reserved].

Section 11.14 Further Assurances. Each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by this Agreement.

Section 11.15 Independent Contractors. The Parties acknowledge that, save as expressly set out in this Agreement to the contrary, each Party is entering into this Agreement as an independent contractor and nothing in this Agreement shall be interpreted or applied so as to make the relationship of any of the Parties that of partners, joint ventures or anything other than independent contractors.

Section 11.16 Limitation on Export. Buyer agrees that it will not export, re-export, resell, ship or divert directly or indirectly any Bloom System in any form or technical data or Software furnished hereunder to any country prohibited by the United States Government or any other Governmental Authority, or for which an export license or other Governmental Approval is required, without first obtaining such license or approval.

Section 11.17 Time of Essence. Time is of the essence with respect to all matters contained in this Agreement.

Section 11.18 No Rights in Third Parties. Except as otherwise specified herein, (a) nothing in this Agreement nor any action taken hereunder shall be construed to create any duty, liability or standard of care to any Person that is not a Party, (b) no person that is not a Party shall have any rights or interest, direct or indirect, in this Agreement or the services to be provided hereunder and (c) this Agreement is intended solely for the benefit of the Parties, and the Parties expressly disclaim any intent to create any rights in any third party as a third-party beneficiary to this Agreement or the services to be provided hereunder.

Section 11.19 Co-ordination with Operator under O&M Agreement. Notwithstanding anything else in this Agreement, the Seller bears the risk of, is not entitled to and will not make any claim against the Buyer as a result of, and releases the Buyer from any claim it may have in respect of, any acts or omissions of the Operator (as defined in the O&M Agreement).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Buyer and Seller have caused this Master Energy Server Purchase Agreement to be signed by their respective duly authorized officers as of the Agreement Date.

BUYER:	SELLER:

2012 V PPA PROJECT COMPANY, LLC a Delaware limited liability company	BLOOM ENERGY CORPORATION a Delaware corporation

By:	By:

Name:	Name:
Title:	Title:

PPA III - MESPA

Annex A

Minimum Power Product Example Calculation

Sample Quarterly Minimum Power Product Example

Calculation

Assumptions
Number of active Systems	[	***]
Nameplate capacity	[	***]	kW
Quarterly Capacity Warranty	[	***]

Quarterly Minimum Power Product Analysis

Minimum Power Product	[	***]	kW

Sample One-Year Minimum Power Product Example Calculation

Assumptions
Number of active Systems	[	***]
Nameplate capacity	[	***]	kW
One-Year Capacity Warranty Factor	[	***]

One-Year Minimum Power Product Analysis

Minimum Power Product	[	***]	kW

[***] Confidential Treatment Requested

Annex B

Insurance

Insurance. At all times during the Term without cost to Buyer, Seller shall maintain in force and effect the following insurance, which insurance shall not be subject to cancellation, termination or other material adverse changes unless the insurer delivers to Buyer written notice of the cancellation, termination or change at least [***] days in advance of the effective date of the cancellation, termination or material adverse change or if notice from the insurer to the Buyer of material adverse change is not available on commercially reasonable terms then the Seller shall provide the Buyer with such notice as soon as reasonably possible after becoming aware of such change:

(a) Worker’s Compensation Insurance as required by the laws of the state where Buyer’s facilities are located;

(b) Employer’s liability insurance with limits at policy inception not less than One Million Dollars ($1,000,000.00);

(c) Commercial General Liability Insurance, including bodily injury and property damage liability (arising from premises, operations, contractual liability endorsements, products liability, or completed operations) with limits not less than Two Million Dollars ($2,000,000.00) at policy inception;

(d) If there is exposure, automobile liability insurance in accordance with prudent industry practice with a limit of not less than $1,000,000 per claim; and

(e) Umbrella liability insurance acting in excess of underlying employers liability, commercial general liability and automobile liability policies with limits not less than Fifteen Million Dollars ($15,000,000.00).

Seller shall cause Buyer to be included as additional insured to all insurance policies required in accordance with the provisions of this Agreement except worker’s compensation. The required insurance must be written as primary policy not contributing to or in excess of any policies carried by the Seller, and each contain a waiver of subrogation , in form and substance reasonably satisfactory to the Buyer, in favor of the Buyer.

The insurances contemplated in this clause are primary. The Parties acknowledge that if a claim is made under any of the insurances contemplated in this Agreement it is their intention that the insurer cannot require the Party first to exhaust indemnities referred to in this Agreement before the insurer’s obligation to perform is mature, subject to the insurer’s later pursuing subrogation, in which event any recovery will be credited by such insurer pro tanto in favor of the policyholder. The general liability and umbrella liability insurances required by this agreement shall provide blanket contractual cover to the full policy limit. Where applicable, each of these insurances will:

(a) be effected with an insurer reasonably acceptable to the Buyer;

[***] Confidential Treatment Requested

(b) not contain any exclusion, endorsement, amendment or alteration, unless first approved by the Buyer (such approval not to be unreasonably withheld or delayed);

(c) contain a waiver of subrogation in favor of the Buyer;

(d) contain deductibles in accordance with prudent industry practice and approved by the Owner acting reasonably; and

(e) include a provision that such insurance is primary insurance with respect to the interests of the Buyer and Seller and that any other insurance maintained by the Buyer is excess and not contributory insurance with the insurances required under this Agreement.

Seller shall provide Buyer with evidence of compliance with these insurance requirements when requested by Buyer from time to time on a reasonable basis.

Annex C

Capacity Warranty Claim Example Calculation and Amounts Payable

Sample Quarterly Capacity Warranty Claim Example Calculation

Assumptions
Number of Systems		[	***]
Baseload Capacity		[	***]	kW
Hours/Day		[	***]	Hours
Measurement Period		[	***]	Days
Force Majeure Outage in Period (1)				Hours
PPA Customer Outage in Period(1)				Hours
Legal/Grid Outage in Period(1)				Hours
Average Tolling Rate	$	[	***]	/kWh

Quarterly Capacity Warranty analysis

Minimum kWh = ((Measurement Period Days * 24 Hours/Day)				kWh
- Force Majeure Hours
- PPA Customer Outage Hours
- Legal/Grid Outage Hours)
* Minimum Power Product (2)

Actual kWh = Actual generation in Period				kWh

Actual Capacity Factor = Actual kWh/(Minimum kWh/Quarterly Capacity Warranty Factor) * 100				%

Quarterly Capacity Warranty Factor		[	***]
Actual Capacity Factor		[	***]

Minimum kWh		[	***]	kWh
Actual kWh		[	***]	kWh
Underperformance (kWh)		[	***]	kWh

Quarterly Capacity Warranty Payment	$	[	***]

Notes:

(1)	As described in the “Minimum kWh” definition above.
(2)	As calculated per Annex A herein

[***] Confidential Treatment Requested

Sample One-Year Capacity Warranty Claim Example

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Notes:

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[***] Confidential Treatment Requested

Exhibit A

Form of Purchase Order

PURCHASE ORDER

2012 V PPA Project Company, LLC	Page 1 of 1

PO Number:		Supplier Details:
Revision:			Bloom Energy
PO Type:			1252 Orleans Drive
PO Status:			Sunnyvale, CA 94089
United States

Ship-To Address:	1252 Orleans Drive	Bill-To Address:
	Sunnyvale, CA 94089		1252 Orleans Drive
	United States		Sunnyvale, CA 94089
United States

Payment terms		Shipping Terms	Freight terms
Net 30

Creation Date	Buyer	Requestor	Vendor Contact
- -12

Line	Deliver Date	Part Number / Part Description	Quantity	UOM	Unit Price (USD)	Taxable (Y/N)	Total (USD)
1		Ship-To:

Total PO Amount (Exclusive of Tax)

Note to Supplier:

Bloom Energy Standard Terms and Conditions apply.

Exhibit B

Form of Bill of Sale

BILL OF SALE

This BILL OF SALE, dated as of [            ] [    ], 2012 is made by BLOOM ENERGY CORPORATION, a Delaware corporation (“Seller”), to BLOOM ENERGY 2012 V PPA PROJECT COMPANY, LLC, a Delaware limited liability company (“Buyer”), and is delivered pursuant to the Amended and Restated Master Energy Server Purchase Agreement, dated as of [            ] [    ], 2012 (the “MESP Agreement”), between Seller and Buyer, in connection with the transfer of the assets described on Exhibit A attached hereto (the “Purchased System”).

Seller hereby assigns, conveys, sells, delivers, sets over and transfers to Buyer, for the consideration, and on the terms and conditions, set forth in the MESP Agreement, all of Seller’s rights, title and interest in, under and to the Purchased System, and Buyer hereby accepts such assignment .

This Bill of Sale shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of California.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be signed by their respective duly authorized officers as of the date first written above.

SELLER:

BLOOM ENERGY CORPORATION

By:
Name:
Title:

BUYER:

BLOOM ENERGY 2012 V PPA PROJECT COMPANY, LLC

By:
Name:
Title:

EXHIBIT A

Purchased System

Exhibit C

[Reserved]

Exhibit D

Form of Certification of Installation

To:

1.	2012 V PPA PROJECT COMPANY, LLC (Buyer);

2.	PE12GVVC (Bloom PPA) Ltd. and PE12PXVC (Bloom PPA) Ltd., ANY TRUSTEE OR AGENT ACTING ON THEIR BEHALF, AND THEIR PERMITTED SUCCESSORS AND ASSIGNS (Buyer’s Lender); and

Copy:	[SAIC Energy, Environment & Infrastructure, LLC] (Independent Engineer)

This Certificate is given pursuant to paragraph (e) of the definition of Commencement of Operations in the Master Energy Server Purchase Agreement between the BLOOM ENERGY CORPORATION (Seller) and the Buyer dated [insert] (MESPA).

Terms defined in the MESPA have the same meaning where used in this Certificate.

This certificate is provided in respect of the Site known as [insert Site where Facility is located] (Site).

The Seller hereby certifies that in respect of the Site:

1.	each Bloom System comprising the Facility has been installed, commissioned and tested in accordance with the Performance Standards and all other requirements of the MESPA; and

2.	All BOF and BOF Work necessary for the operation of the Facility has been installed, commissioned and tested in accordance with the Performance Standards and all other requirements of the MESPA.

This Certificate may be relied upon by the Buyer and the Buyer’s Lender.

Signed for and on behalf of BLOOM ENERGY CORPORATION

By:

Name:

Title:

Exhibit E

Form of Independent Engineer Certification of Commissioning

[Date of Certificate]

To:

1.	PE12GVVC (BLOOM PPA) LTD

As Administrative Agent on behalf of the Lenders to the Project Company (Administrative Agent)

2.	ALBERTA INVESTMENT MANAGEMENT CORPORATION (Arranger)

3.	BLOOM ENERGY CORPORATION (Seller)

4.	2012 V PPA PROJECT COMPANY, LLC (the “Project Company”)

Subject:	Independent Engineer’s Commencement of Operations Certificate
2012 V PPA Project Company, LLC – PPA IIIa Project

Ladies and Gentlemen:

This certificate (“Certificate”) is being delivered to 2012 V PPA Project Company, LLC, a [Delaware] limited liability company (“Buyer”) on behalf of SAIC Energy, Environment & Infrastructure, LLC (the “Independent Engineer”) as required by clause (g) of the definition of “Commencement of Operations” in the Master Energy Server Purchase Agreement (the “MESPA”), dated as of                 , 2012, between Buyer and Bloom Energy Corporation, a Delaware corporation (“Seller”). Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the MESPA.

The Independent Engineer hereby makes the following statements as of the date of this Certificate.

1.	The installation, commissioning and testing of the Facility and each of the Bloom Systems listed on Attachment A at the Facility attached hereto has been successfully completed in accordance with the requirements of the MESPA;

2.	Each of the requirements set out in paragraphs (a) to (f) of the definition of Commencement of Operations in the MESPA have been satisfied; and

3.	Each such Bloom System and the Facility has achieved commercial operation as of ; and

4.	Seller has installed all Balance of Facility (“BOF”) Work necessary for the operation of the Facility located at the Site.

This Certificate was prepared with the understanding and assumption that the information provided to us in relation to this certificate is true, correct and complete. Our review and observations were performed pursuant to the scope of services under our Amended and Restated Professional Services Agreement, dated as of                 , as amended (the “Services Agreement”) with Bloom Energy Corporation, 2012 V PPA Project Company, LLC and the Administrative Agent and with the degree of skill and diligence normally practiced by professional engineers or consultants performing the same or similar services on like projects.

This Certificate is solely for the information of and assistance to the Administrative Agent and the Third Parties in conducting and documenting their investigation of the matters in connection with the Project and is not to be used, circulated, quoted, or otherwise referred to within or without the lending group for any other purpose. SAIC disclaims any obligation to update this Certificate. This Certificate is not intended to, and may not, be relied upon by any party other than the Administrative Agent and the Third Parties.

SAIC ENERGY, ENVIRONMENT & INFRASTRUCTURE, LLC

By:

SAIC Energy, Environment & Infrastructure, LLC
MEDITECH Corporate Center, West Wing, 550 Cochituate Road | Framingham, MA 01701 | tel: 508.935.1600 | saic.com/EEandl

2012 V PPA Project Company, LLC

December 20, 2012

Name:	Friedrich W. Finger III, P.E.
Title:	Senior Consultant

By:
Name:	Kenneth J. Rush, Jr., P.E.
Title:	Senior Project Manager

2012 V PPA Project Company, LLC

December 20, 2012

ATTACHMENT A

COMPLETED BLOOM SYSTEMS

Serial Numbers: